CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COLLABORATION AND LICENSE AGREEMENT

between

Arcturus Therapeutics, InC.

and

SEQIRUS INC.

Dated as of November 1, 2022

TABLE OF CONTENTS

ARTICLE 1 Definitions		1
ARTICLE 2 Collaboration Management		27
2.1	Joint Development Committee	27
2.2	General Provisions Applicable to the JDC	28
2.3	Discontinuation of Participation on the JDC	29
2.4	Interactions Between the JDC and Internal Teams	29
2.5	Working Groups	30
2.6	Expenses	30
ARTICLE 3 Research And Development		30
3.1	Research Activities	30
3.2	Development Activities	33
3.3	Arcturus R&D Support Period	35
3.4	Pre-Clinical and Clinical Supply of Vaccine Candidates or Vaccine Products	36
3.5	Subcontracting	36
3.6	Research and Development Costs	37
3.7	Regulatory Matters	39
ARTICLE 4 Commercialization		42
4.1	General	42
4.2	Commercialization	43
4.3	Diligence	43
4.4	Booking of Sales; Distribution	43
4.5	Product Trademarks	43
4.6	Markings	44
4.7	Distributorships	44
4.8	Commercial Supply in the [***]Field, [***]Field and [***] Field	44
4.9	Commercial Supply in the [***]Field	44
4.10	Manufacturing Technology Transfer	45
ARTICLE 5 Grant Of Rights		47
5.1	Grants to Seqirus	47
5.2	Grants to Arcturus	48
5.3	Sublicenses	49
5.4	Retention of Rights	49
5.5	Confirmatory Patent License	50
5.6	Exceptions to Seqirus Rights	50
5.7	Exclusive Dealing	51

5.8		52
5.9	Collaboration Know-How; Contributed Background Know-How.	52
ARTICLE 6 Payments And Records		54
6.1	Upfront Payment	54
6.2	Conditional Payment	54
6.3	Development Milestones	54
6.4	Net Sales-Based Milestones	58
6.5	Gross Profits and Shared Net Profits for [***] Field	59
6.6	Royalties.	61
6.7	Royalties for Expanded Know-How License.	62
6.8	Payment Terms	62
6.9	Royalty and Milestone [***] Field, [***]Field and [***]Field	63
6.10	Mode of Payment	66
6.11	Accounting Procedures.	66
6.12	Method of Payment	66
6.13	Withholding Taxes	67
6.14	Financial Records	68
6.15	Audit	68
6.16	Audit Dispute	68
6.17	Confidentiality	69
6.18	No Other Compensation	69
ARTICLE 7 Intellectual Property		69
7.1	Ownership of Intellectual Property	69
7.2	Maintenance and Prosecution of Patents	70
7.3	Enforcement of Patents	72
7.4	Infringement Claims by Third Parties	73
7.5	Product Trademarks	74
7.6	Inventor’s Remuneration	75
ARTICLE 8 Quality, Pharmacovigilance And Safety		75
8.1	Quality	75
8.2	Pharmacovigilance	75
8.3	Global Safety Database	75
ARTICLE 9 Confidentiality And Non-Disclosure		76
9.1	Product Information	76
9.2	Confidentiality Obligations	76
9.3	Permitted Disclosures	77
9.4	Use of Name	79
9.5	Public Announcements	79
9.6	Publications	79
9.7	Return of Confidential Information	80

9.8	Survival	81
ARTICLE 10 Representations, Warranties And Covenants		81
10.1	Mutual Representations and Warranties	81
10.2	Additional Representations and Warranties of Arcturus	81
10.3	Additional Representations and Warranties of Seqirus	86
10.4	Covenants of Arcturus.	86
10.5	Covenants of the Parties.	87
10.6	DISCLAIMER OF WARRANTIES	88
10.7	Covenant Prior to Effective Date. .	88
ARTICLE 11 Indemnity		88
11.1	Indemnification of Arcturus	88
11.2	Indemnification of Seqirus	88
11.3	Notice of Claim	89
11.4	Control of Defense	89
11.5	Special, Indirect, and Other Losses	91
11.6	Insurance	91
ARTICLE 12 Term And Termination		91
12.1	Term	91
12.2	Termination for Material Breach	92
12.3	Termination Change of Control	93
12.4	Termination by Seqirus For Convenience	93
12.5	Additional Termination Rights by Seqirus.	93
12.6	Termination of an Other Pathogen.	94
12.7	Termination for Insolvency	94
12.8	Rights in Bankruptcy	94
12.9	Effects of Termination in Entirety	96
12.10	Effects of Termination of Terminated Field	96
12.11	Effects of Termination with respect to a Terminated Product or Terminated Other Pathogen	97
12.12	Post-Termination Negotiations	97
12.13	Remedies	97
12.14	Accrued Rights; Surviving Obligations	97
12.15	Additional Obligations for Terminated Products	100
ARTICLE 13 Miscellaneous		100
13.1	Force Majeure	100
13.2	Export Control	101
13.3	Assignment	101
13.4	Severability	101
13.5	Governing Law	102
13.6	Dispute Resolution	102

13.7	Notices	103
13.8	Entire Agreement; Amendments	105
13.9	English Language	105
13.10	Equitable Relief	105
13.11	Waiver and Non-Exclusion of Remedies	106
13.12	Further Assurance	106
13.13	Relationship of the Parties	106
13.14	Performance by Affiliates	106
13.15	Non-Solicitation.	106
13.16	Counterparts; Facsimile Execution	107
13.17	References	107
13.18	Schedules	107
13.19	Construction.	107

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) is made and entered into on November 1, 2022 (the “Execution Date”) by and between Arcturus Therapeutics, Inc., a Delaware corporation (“Arcturus”), and Seqirus Inc., a Delaware corporation (“Seqirus”). Arcturus and Seqirus are sometimes referred to herein individually as a “Party” and together as the “Parties.”

Recitals

WHEREAS, Arcturus Controls certain Intellectual Property rights with respect to the Arcturus Technology;

WHEREAS, Arcturus is a messenger RNA medicines company focused on the discovery, development and manufacturing of therapeutics for rare diseases and vaccines, with deep expertise in lipid-mediated delivery, design and optimization of RNA constructs and manufacturing of RNA drug substance and drug product;

WHEREAS, Seqirus is involved in the research, development, manufacture and commercialization of vaccines for use in the prevention or prophylaxis of infectious diseases;

WHEREAS, the Parties wish to collaborate to Research and Develop Vaccine Candidates and Vaccine Products utilizing Arcturus Technology or a combination of Arcturus Technology and Seqirus Technology for further Development and Commercialization by Seqirus;

WHEREAS, Arcturus wishes to grant, and Seqirus wishes to take, a license under the Arcturus Technology and related Intellectual Property rights to Research, Develop, Manufacture and Commercialize the Vaccine Candidates and Vaccine Products in the Fields in the Territory, in each case in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
Definitions

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1. “Acceptance” means, with respect to a BLA or EUA, [***].

1.2. “Accounting Standards” means, (a) with respect to a Arcturus, that Arcturus shall maintain records and books of accounts in accordance with United States Generally Accepted Accounting Principles or (b) with respect to Seqirus, that Seqirus shall maintain records and books of accounts in accordance with Australian Accounting Standards as issued by the Australian Accounting Standards Board or (c) with respect to calculations by a Sublicensee, the Sublicensee

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shall maintain records and books of account in accordance as utilized for its audited financial statements and if no audited financial statements are issued, then in accordance with United States Generally Accepted Accounting Principles. All changes in Accounting Standards required by the applicable governing body shall be recorded in the calculations in the year of such change.

1.3. “Acquirer” means, with respect to a Party, the Person that is a party to a Change of Control with such Party after the Execution Date.

1.4. “Acquirer IP” means, with respect to an Acquirer, [***] or (b) [***].

1.5. “Acquirer Technology” means, with respect to an Acquirer, all proprietary technology Controlled by such Acquirer (other than proprietary technology Controlled by Arcturus or by Affiliates that Arcturus directly or indirectly controls (as defined in the definition of Affiliate)).

1.6. “Affiliate” means, any entity that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this definition, “control” or “controlled” means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls, is controlled by, or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case, such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct or cause the direction of the management and policies of such entity. For the avoidance of doubt, an entity shall cease to be an “Affiliate” hereunder upon the date that such entity no longer satisfies the requirements set forth in this definition.

1.7. “Agreement” has the meaning set forth in the preamble hereto.

1.8. “Alliance Manager” has the meaning set forth in Section 2.2.5 (Alliance Manager).

1.9. “[***]” has the meaning set forth in Section 5.7.2 ([***]).

1.10. “APA” means an agreement, such as an advanced purchase agreement, entered into by Seqirus (or an Affiliate of Seqirus) with a governmental or non-governmental entity pertaining to the future purchase of, or reservation of manufacturing capacity for, a secure supply of [***].

1.11. “APA Revenue” means the gross amounts received by Seqirus under an APA.

1.12. “Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, major national securities exchanges or major securities

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listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.

1.13. “[***]” has the meaning set forth in Section 5.6.1 [***].

1.14. “[***]” has the meaning set forth in Section 5.6.1 [***].

1.15. “Arcturus” has the meaning set forth in the preamble hereto.

1.16. “Arcturus BARDA Agreement” means the agreement dated as of August 31, 2022 by and between Arcturus and the US Biomedical Advanced Research and Development Authority (“BARDA”).

1.17. “

1.18. “Arcturus Delivery Technology” has the meaning set forth in Schedule 1.30.

1.19. “Arcturus Foreground IP” means: (a) Foreground IP developed [***], in either case, that relates specifically to [***] (except [***]); and (b) [***]. References in this definition to subject matter that is developed by a Party include such subject matter developed by an Affiliate of such Party or a Third Party on behalf of such Party.

1.20. “Arcturus Indemnitees” has the meaning set forth in Section 11.1 (Indemnification of Arcturus).

1.21. “Arcturus Know-How” means any and all Know-How under the Arcturus Technology.

1.22. “Arcturus Licensed IP” means [***]; and any Intellectual Property which is Controlled by Arcturus during the Term concerning or related to Arcturus Technology (including any such Information or Intellectual Property collected or otherwise generated in the performance of Arcturus Ongoing Third-Party Obligations). Arcturus Licensed IP shall exclude [***].

1.23. “

1.24. “Arcturus Ongoing Third-Party Obligations” means Arcturus obligations under [***].

1.25. “Arcturus Patent(s)” means any and all Patents under the Arcturus Licensed IP, including the Patents listed on Schedule 10.2.1.

1.26. “[***]” means [***], which are identified using [***]internal naming processes including, “[***]”.

1.27. “Arcturus R&D Support” has the meaning set forth in Section 3.3 (Arcturus R&D Support Period).

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1.28. “Arcturus R&D Support Period” has the meaning set forth in Section 3.3 (Arcturus R&D Support Period).

1.29. “Arcturus Research and Development Costs” means [***].

1.30. “[***]” means [***].

1.31. “Audit Arbitrator” has the meaning set forth in Section 6.16 (Audit Dispute).

1.32. “Background IP” means, with respect to a Party, Intellectual Property which exists and is Controlled by such Party as of the Effective Date.

1.33. “Bankruptcy Code” has the meaning set forth in Section 12.8.1 (Applicability of 11 U.S.C. § 365(n)).

1.34. “Biosimilar Product” means, with respect to a particular [***] in a [***], a [***] that (a) contains an [***], (b) is [***] based on [***], whether or not such [***] was based in whole or in part upon [***] or [***], and (c) is so[***].

1.35. “[***]” means the [***] or [***] containing [***] or [***] and contemplated to be [***] under [***] as of the Effective Date. If the Parties determine to replace or transition [***] of such [***] with another [***], then, upon mutual written agreement of the Parties, the [***] shall be deemed to be such [***] or [***].

1.36. “BLA” has the meaning set forth in the definition of “Drug Approval Application”.

1.37. “Breaching Party” has the meaning set forth in Section 12.2 (Termination for Material Breach).

1.38. “Business Day” means a day other than a Saturday or Sunday on which banking institutions in both New York, New York and Melbourne, Australia are open for business.

1.39. “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.40. “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

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1.41. “Centralized Approval Procedure” means the procedure through which a MAA filed with the EMA results in a single marketing authorization valid throughout the European Union.

1.42. “Change of Control” means, with respect to a Party, (i) a merger or consolidation of such Party with a Person, which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation; (ii) the sale or other transfer of all or substantially all of such Party’s assets to another Person; (iii) a transaction or a series of related transactions in which a Person, together with its Affiliates, becomes the owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party; or (iv) a change in a majority of the members of the board of directors of a Party (or, if applicable, the board of directors of a successor corporation of such Party) by means of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents of the owners of such Party’s securities which has not been approved (prior to such transaction) by the then immediately prior members of the board of directors (or any other applicable governing body) of such Party.

1.43. “Clinical Data” means all Information with respect to any Vaccine Candidates or Vaccine Products and made, collected, or otherwise generated under or in connection with Clinical Studies, including any protocol, investigator’s brochure, study approval documentation, statistical plans, data (including raw data), reports, and results with respect thereto.

1.44. “Clinical Studies” means Phase I Study, Phase II Study, Phase III Study, Phase IV Study, and such other tests and studies in human subjects including surveillance and real world studies that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, or necessary or useful, to obtain or maintain Regulatory Approval for a Vaccine Product for [***], including [***], [***] or [***] and [***] for [***].

1.45. “CMC Data” means the chemistry, manufacturing and controls data required by Applicable Law to be included in a Drug Approval Application for a Vaccine Product.

1.46. “Collaboration Know-How” means Know-How that is Foreground IP (other than Patents) and that is either (i) an update, modification, derivative or improvement of a the Know-How in a Party’s Background IP or (ii) generated by either Party in the performance of Research or Development.

1.47. “Combination Product” means a Vaccine Product that is comprised of or contains [***] as an active ingredient together with (but not co-formulated with) [***] or other active ingredients and is [***]. For clarity, Combination Product includes a Combination Vaccine.

1.48. “Combination Vaccine” means a [***] (a) the [***], (b) the [***], (c) the [***], or (d) one or more of [***]. For these purposes, a [***] shall be considered [***]. For clarity, Combination Vaccine shall not, and is not intended to, expand the scope of the license grant to Seqirus to any field outside of the Fields, and any vaccine component that [***] and does not [***] will not be within the license granted by Arcturus and shall not make use of or incorporate [***] or [***].

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1.49. “Commercialization” means any and all activities directed to the [***] for [***], [***], or [***] of [***], including activities related to [***], [***], [***], [***] and [***] such [***], and, for purposes of setting forth the rights and obligations of the Parties under this Agreement, shall be deemed to include conducting [***], and [***] with [***] regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.50. “Commercially Reasonable Efforts” means, with respect to the performance of the obligations at issue with respect to the activities undertaken by a Party under this Agreement, the carrying out of such activities using efforts and resources comparable to the efforts and resources that such Party (including for clarity, its Affiliates) would typically devote with respect to its own products of similar market potential at a similar stage in development or product life, taking into account all [***], [***], and [***], including [***], [***], [***] and [***] (including [***] and [***] hereunder or [***]), [***] and [***] of [***] (including [***]) in [***], the [***] of [***] and [***] ([***] and [***]), the [***] of [***], the [***] and [***] and [***], and the [***] and [***] of [***] and [***]. Commercially Reasonable Efforts will be [***] on a [***], as applicable, and it is anticipated that the [***] of [***] and [***] that constitute “Commercially Reasonable Efforts” with respect to [***], reflecting [***] in the [***] of [***] and [***], as applicable, the [***], and the other factors set forth in this Section 1.50 (Commercially Reasonable Efforts).

1.51. “Competing Product” means, with respect to [***], [***] or [***] of a particular [***] or [***] (including [***] of the [***] thereof) being [***] or [***] for the same [***] as a [***] or [***] use in such [***] (or, with respect to the [***], with such [***]).

1.52. “Confidential Information” means [***].

1.53. “Contributed Background Know-How” means, with respect to a Party, [***]

1.54. “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent, or other property right, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue or otherwise (other than by operation of the license and other grants in [***] or [***], to grant a license, sublicense or other right (including the right to reference [***]) to or under such [***], [***], [***], [***], or [***] or other arrangement with any Third Party; provided, however, that if (a) the grant to [***] of access to or a license under such item or right and/or (b) the exercise by [***] of rights under such license, as provided herein, in either case ((a) or (b)), would trigger [***] by [***] to [***], such item or right, as applicable, shall only be deemed to be [***] by [***] if [***] agrees to (i) [***], and (ii) [***].

1.55. “Corporate Names” means the Trademarks and logos identified on Schedule 1.55 and such other names and logos as the Parties may designate in writing from time to time.

1.56. “Cost of Goods Sold” means the reasonable, documented and verifiable cost of acquisition and/or manufacture of Vaccine Products incurred and recorded by the Selling Person or its Affiliates as prepared and calculated in each case to the extent specifically identifiable to the

6

Manufacture of such Vaccine Product in accordance with Australian Accounting Standards, other authoritative pronouncements of the Australian Accounting Standards Board, International Financial Reporting Standards (IFRS) and the Corporations Act 2001, and the costing methodology employed by the Selling Person, consistently applied (including consistency with calculation methodology utilized for externally reported financial statements): (i) [***], (ii) [***], (iii) [***] (i.e. [***]), (iv) [***], and (v) [***], including [***] and [***], plus (vi) [***] of [***] with [***] (including, but not limited to, [***]). For avoidance of doubt, any calculation of Cost of Goods Sold shall exclude [***] for the [***] and shall exclude any [***].

1.57. “CREATE Act” has the meaning set forth in Section 7.2.5 (CREATE Act).

1.58. “Default Notice” has the meaning set forth in Section 12.2 (Termination for Material Breach).

1.59. “Design and Optimization” means Research platform-based activities related to:

1.59.1. the following [***] activities for [***]: [***] methods and [***], [***] methodology, [***] and [***],

1.59.2. the following methodologies for the design and optimization of[***], and

1.59.3. the following methodologies related to [***].

1.60. “Development” means all activities [***]. When used as a verb, “Develop” means to engage in Development. For purposes of clarity, Development shall include [***].

1.61. “Development Milestone Payment” has the meaning set forth in Section 6.3 (Development Milestones).

1.62. “Dispute” has the meaning set forth in Section 13.6 (Dispute Resolution).

1.63. “Distributor” has the meaning set forth in Section 4.7 (Distributorships).

1.64. “Dollars” or “$” means United States Dollars.

1.65. “Drug Approval Application” means a New Drug Application or Biologics License Application (a “BLA”) as these terms are defined in the FFDCA and section 351 of the Public Health Service Act (42 U.S.C. § 262), respectively, and the FDA rules and regulations implementing such statutes, or any corresponding foreign application, including, with respect to the European Union, a Marketing Authorization Application (a “MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure in the Territory, including all supplements of such applications.

1.66. “Effective Date” has the meaning set forth in Section 12.1.2 (Term).

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1.67. “EMA” means the European Medicines Agency and any successor agency(ies) or authority having substantially the same function.

1.68. “EUA” means an authorization issued by the FDA under section 564 of the FFDCA (21 U.S.C. § 360bbb-3) or similar mechanisms in other jurisdictions whereby certain unapproved medical products are allowed to be used in an emergency to diagnose, treat, or prevent serious or life-threatening diseases or conditions caused by biologic, chemical, or nuclear agents when there are no adequate, approved, and available alternatives. An EUA may also authorize unapproved uses of approved medical products in certain emergency circumstances.

1.69. “European Union” or “EU” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.

1.70. “Exchange Rate” has the meaning set forth in Section 6.10 (Mode of Payment).

1.71. “Excluded Targets” has the meaning set forth in Section 5.9.1(ii).

1.72. “Execution Date” has the meaning set forth in the preamble hereto.

1.73. “Existing Patents” has the meaning set forth in Section 10.2.1 (Existing Patents).

1.74. “Existing Regulatory Documentation” means the Regulatory Documentation Controlled by Arcturus or any of its Affiliates as of the Effective Date.

1.75. “Exploit” or “Exploitation” means to [***], including [***], or [***].

1.76. “FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.77. “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.78. “Fields” means the Influenza Field, SARS-CoV-2 Field, Pandemic Preparedness Field and Other Pathogens Field, as further described herein. “Field” shall mean any of the Fields.

1.79. “Field Term” has the meaning set forth in Section 12.1.2 (Term).

1.80. “First Commercial Sale” means, in respect of a product in a country, the earlier of (i) [***] or (ii) [***]. [***].

1.81. “Foreground IP” means the Intellectual Property rights arising under or subsisting in any discovery, improvement, invention (whether patentable or unpatentable), or

8

Information that arises in connection with each Party’s activities (i) under any of the Plans, and any other activities related to the Research, Development or Manufacturing of Vaccine Candidates or Vaccine Products, or (ii) otherwise in the course of such Party’s exercise of the licenses granted herein, in each case of (i) and (ii) during the Term.

1.82. “[***]” means [***] that specifically relates to [***].

1.83. “FTE” means [***].

1.84. “FTE Costs” means, [***].

1.85. “FTE Rate” means [***] set forth in Schedule 1.85.

1.86. “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guideline adopted by the International Conference on Harmonization, titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document) including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality assurance guidelines promulgated under the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (ICH).

1.87. “GLP” means the then-current good laboratory practices and procedures promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or comparable regulatory standards promulgated by the EMA, PMDA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time.

1.88. “GMP” means the current good manufacturing practices applicable from time to time to the Manufacturing of a Vaccine Candidate or Vaccine Product or any intermediate thereof pursuant to Applicable Law.

1.89. “Gross Profit” means for [***] in [***] in [***], [***] of [***] in such [***] with respect to [***] of [***] in such [***].

1.90. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.91. “HSR Filing” has the meaning set forth in Section 12.1.1 (HSR and Other Governmental Filings).

1.92. “In-Licensed Agreements” has the meaning set forth in Section 10.2.4.

1.93. “In-Licensed Patents” has the meaning set forth in Section 10.2.4.

1.94. “IND” means an application submitted to a Regulatory Authority requesting authorization to commence Clinical Studies, including (a) an Investigational New Drug Application as defined in 21 C.F.R. Part 312 or any successor application or procedure submitted

9

to the FDA, (b) any equivalent clinical trial application in other countries or regulatory jurisdictions, and (c) all supplements, amendments, variations, extensions and renewals thereof that may be submitted or requested with respect to the foregoing.

1.95. “Indemnification Claim Notice” has the meaning set forth in Section 11.3 (Notice of Claim).

1.96. “Indemnified Party” has the meaning set forth in Section 11.3 (Notice of Claim).

1.97. “Indirect Taxes” has the meaning set forth in Section 6.13.3.

1.98. “Influenza Field” means [***].

1.99. “Information” means all knowledge of a technical, scientific, business and other nature, including know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, Regulatory Data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.

1.100. “Initiation” means, with respect to a Clinical Study, the first dosing of the first human subject in such Clinical Study.

1.101. “Intellectual Property” means any Patent, copyright, Trademark, trade name, service mark, service name, brand mark, brand name, logo, corporate name, or industrial design, any registrations thereof and pending applications therefor (to the extent applicable), any other Intellectual Property right (including, without limitation, any Know-How, trade secret, trade right, formula, conditional or proprietary report or information) relating to any of the foregoing.

1.102. “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.1.1 (Formation).

1.103. “Know-How” means any proprietary chemical or biological materials and other tangible materials or intangible information, including data, inventions (including, for clarity, inventions), practices, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, assays, skills, techniques, information required for governmental or regulatory submissions (including all regulatory materials submitted or required to be submitted to a Regulatory Authority, or received from a Regulatory Authority, in connection with a clinical trial, manufacturing or marketing authorization), and results of experimentation and testing, including pharmacological, toxicological and pre-clinical and clinical data and analytical and quality control data, patentable or otherwise.

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1.104. “Knowledge” means the actual knowledge, after reasonable inquiry, of [***].

1.105. “Large Scale Manufacturing” means GMP Manufacturing for late-stage Development and Commercialization purposes.

1.106. “Lead Candidate” has the meaning set forth in Section 5.7.3 (Seqirus Restrictions in Fields).

1.107. “Lien” has the meaning set forth in Section 10.4.4.

1.108. “Losses” has the meaning set forth in Section 11.1 (Indemnification of Arcturus).

1.109. “Lot to Lot Consistency Study” means a clinical study undertaken to demonstrate equivalent safety and efficacy (or immunogenicity if agreed by the applicable Regulatory Authority) comparing the same Vaccine Candidates or Vaccine Products from different manufacturing batches, as set forth in the SARS-CoV-2 Development Plan.

1.110. “[***]” means [***]

1.111. “MAA” has the meaning set forth in the definition of Drug Approval Application.

1.112. “Major Market” means the [***].

1.113. “Manufacture” and “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labelling, shipping, and storage holding of the Vaccine Candidates, any Vaccine Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control.

1.114. “Manufacturing Process” has the meaning set forth in Section 4.10 (Manufacturing Technology Transfer Upon Seqirus’ Request).

1.115. “Manufacturing Technology Transfer” has the meaning set forth in Section 4.10 (Manufacturing Technology Transfer Upon Seqirus’ Request).

1.116. “Medical Affairs Activities” means, with respect to any country or other jurisdiction in the Territory, the coordination of medical information requests and field based medical scientific liaisons with respect to Vaccine Candidates or Vaccine Products, including activities of medical scientific liaisons and the provision of medical information services with respect to a Vaccine Candidate or Vaccine Product.

1.117. “[***]” has the meaning set forth in Section 5.6.3 ().

1.118. “[***]” has the meaning set forth in Section 5.6.3 ().

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1.119. “Monthly Average Exchange Rate” has the meaning set forth in Section 6.10 (Mode of Payment).

1.120. “Net Sales” means, the [***] by Seqirus, its Affiliates and/or Sublicensees (which shall not include Distributors or wholesalers) as the case may be (each a “Selling Person”) to third parties, less the following deductions, in each case to the extent specifically related to the Vaccine Product and taken by the Selling Person or otherwise paid for or accrued by the Selling Person (“Permitted Deductions”):

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***]; and

(g) [***].

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of the Selling Person, which must be in accordance with the applicable Accounting Standards.

For purposes of calculating Net Sales, all Net Sales shall be converted into Dollars in accordance with Section 6.10 (Mode of Payment).

If any [***] is sold as part of a [***], the portion of Net Sales from [***], for the [***] or [***], shall be [***] of the [***] during the applicable [***], by [***], where [***], and [***]. If such [***] amount [***] or [***] for both the [***] and all [***] in the [***], Net Sales for the purposes of determining [***] and [***] the [***] shall be [***] by the Parties in good faith negotiations based on [***].

1.121. “Net Sales-Based Milestone Payment” has the meaning set forth in Section 6.4 (Net Sales-Based Milestones).

1.122. “Nomination” means the written notification by Seqirus to Arcturus of the selection of a Vaccine Candidate under a Research Plan for the initiation of an IND-enabling toxicology study.

1.123. “Non-Breaching Party” has the meaning set forth in Section 12.2 (Termination for Material Breach).

1.124. “Other Foreground IP” has the meaning set forth in Section 7.1.2(v) (Other Foreground IP).

1.125. “Other Pathogens Field” means [***].

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1.126. “Owned Patents” has the meaning set forth in Section 10.2.4.

1.127. “Pandemic Preparedness Field” or “PP Field” means [***].

1.128. “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.129. “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, revivals, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)), and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.130. “Payment” has the meaning set forth in Section 6.13.1

1.131. “Payment Term” means, with respect to each [***] and [***] or other [***] in [***] , the period beginning on [***] in [***] or [***], and ending on [***] to [***] (a) the [***] of the [***] of [***] in [***] or [***] (provided, that, with respect to a [***], the remaining time period provided in this clause (a) that would be applicable for the Vaccine Product underlying such [***] shall be extended by an additional [***]; provided, further, that [***] extension shall occur not more than [***](i.e., [***], and [***]) regardless of the number of subsequent [***] per Vaccine Product), and (b) the [***], [***] or [***] of the [***] that [***] a [***] that [***] such [***] in such [***] or [***].

1.132. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.133. “Phase I Study” means a human clinical trial of a Vaccine Candidate or Vaccine Product conducted in any country that is designed or intended to establish a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics of the Vaccine Candidate or Vaccine Product in healthy individuals or patients prescribed by the Regulatory Authorities, including studies that would satisfy the requirements of 21 C.F.R. §312.21(a), as amended, or its non-United States equivalents.

1.134. “Phase II Study” means a human clinical trial of a Vaccine Candidate or Vaccine Product conducted in any country, the principal purpose of which is to make a determination of initial safety and efficacy in the target patient population, and which is prospectively designed to generate sufficient data that may permit commencement of pivotal

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clinical trials or a similar clinical study prescribed by the Regulatory Authorities, from time to time pursuant to Applicable Law or otherwise, including a study that would satisfy the requirements of 21 C.F.R. §312.21(b), as amended, or its non-United States equivalents.

1.135. “Phase III Study” means a human clinical trial of a Vaccine Candidate or Vaccine Product in an indicated patient population conducted in any country with a defined dose or a set of defined doses for the product that is designed to establish that a Vaccine Candidate or Vaccine Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Vaccine Candidate or Vaccine Product, and such study that would satisfy the requirements of 21 C.F.R. §312.21(c), as amended or its non-United States equivalents.

1.136. “Phase III Modified Enhanced Vaccine Product” has the meaning set forth in Section 1.195 (“Vaccine Product”).

1.137. “Phase IV Study” means a clinical trial of a Vaccine Product that is commenced after receipt of Regulatory Approval and may include post-marketing surveillance trials, epidemiological studies, or modeling and pharmacoeconomic studies, among others, and may be initiated voluntarily or upon a request from or mandate imposed by the competent Regulatory Authority.

1.138. “Plan” means either a Research Plan or the SARS-CoV-2 Development Plan.

1.139. “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.

1.140. “[***] Option” has the meaning set forth in Section 5.1.2.

1.141. “Product Information” has the meaning set forth in Section 9.1 (Product Information).

1.142. “Product Labeling” means, with respect to a Vaccine Product in a country or other jurisdiction in the Territory, (a) the Regulatory Authority‑approved full prescribing information for such Vaccine Product for such country or other jurisdiction, including any required patient package insert, instructions for use, or other patient-directed information approved by the competent Regulatory Authority, and (b) all labels and other written, printed, or graphic matter upon a carton, container, or other wrapper utilized with or for such Vaccine Product in such country or other jurisdiction.

1.143. “Product Specific Foreground IP” means Foreground IP that specifically relates to a Vaccine Candidate or Vaccine Product (i.e., picture claims), whether patented or patentable (the “Product Specific Patents”) or not (the “Product Specific Know-How”).

1.144. “Product Specific Know-How” has the meaning set forth in Section 1.140.

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1.145. “Product Specific Patents” has the meaning set forth in Section 1.140.

1.146. “Product Trademarks” means the Trademark(s) to be used by Seqirus or its Affiliates or its or their respective Sublicensees for the Development or Commercialization of Vaccine Candidates or Vaccine Products in the Fields in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates). Product Trademarks do not include the Arcturus Trademarks.

1.147. “R&D Credit” shall have the meaning set forth in Section 3.6.3 (R&D Credit).

1.148. “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize a Vaccine Candidate or Vaccine Product in such country or other jurisdiction, including, where necessary, (a) pricing or reimbursements approval in such country or other jurisdiction, (b) pre-marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (c) approval of Product Labeling. For the avoidance of any doubt, “Regulatory Approval” shall include the receipt of EUA for a Vaccine Candidate or Vaccine Product.

1.149. “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of the Vaccine Candidates or Vaccine Products in the Territory.

1.150. “Regulatory Data” has the meaning set forth in Section 3.7.2 (Regulatory Data).

1.151. “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, but excluding information in the closed section of any DMF submissions with respect to [***] for which [***] will provide to [***] a [***] in such applications or documents, and (c) [***], and [***] in any of the foregoing, in each case ((a), (b), and (c)) relating to a [***].

1.152. “Research” means activities up to and including completion of IND-enabling toxicology studies related to the design, discovery, generation, identification, profiling, selection, optimization, characterization, process science, formulation and manufacturing process development cell line development, pre-clinical development or non-clinical or pre-clinical studies of drug candidates, products and components thereof, including Manufacturing in support thereof.

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1.153. “Research Activities” has the meaning set forth in Section 3.1.1 (Research Plans).

1.154. “Research Period” means the period during which either Party is conducting Research Activities.

1.155. “Research Plan” means a plan setting forth in reasonable detail specific Research Activities to be performed with respect to the [***], the Party to undertake such Research Activities, the timeline, and the budget for such Research Activities, as well as to the extent applicable Development activities to be conducted with respect to Vaccine Candidates or Vaccine Products in each of the [***] (for clarity, in the case of [***], in addition to [***]) and, with respect to [***] and [***] activities in [***], the [***], the Party to undertake such [***] or [***] activities, and the budget for such [***] or [***] activities.

1.156. “Research Scale Manufacturing” means Manufacturing for early-stage Research purposes.

1.157. “ [***]” has the meaning set forth in [***].

1.158. “sa-mRNA” means [***].

1.159. “[***] Development Activities” has the meaning set forth in Section 3.2.1(i) (Development in [***]).

1.160. “[***] Plan” means a development plan setting forth [***].

1.161. “SARS-CoV-2 Field” means [***].

1.162. “Selection Term” means the period beginning on the Effective Date and ending .

1.163. “Senior Officer” means, with respect to Arcturus, its Chief Executive Officer or Chief Operating Officer or his/her designee, and with respect to Seqirus, its Chief Operating Officer or his/her designee.

1.164. “Seqirus” has the meaning set forth in the preamble hereto.

1.165. “Seqirus BARDA Agreement” means the agreement dated as of July 20, 2018 by and between Seqirus and BARDA.

1.166. “Seqirus Competitor” means.

1.167. “Seqirus Foreground IP” means Foreground IP developed solely by Seqirus or jointly by Arcturus and Seqirus, in either case, that relates specifically to Seqirus’ Background IP (except Product Specific Foreground IP). References in this definition to subject matter that is developed by a Party include such subject matter developed by an Affiliate of such Party or a Third Party on behalf of such Party.

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1.168. “Seqirus Improvement Foreground IP” means Foreground IP developed solely by Seqirus that relates specifically to Arcturus’ Background IP (except [***]).

1.169. “Seqirus Indemnitees” has the meaning set forth in Section 11.2 (Indemnification of Seqirus).

1.170. “Seqirus Know-How” means any and all Know-How under the Seqirus Technology.

1.171. “Seqirus Patents” means any and all Patents under the Seqirus Technology.

1.172. “Seqirus Technology” means.

1.173. “[***]” means [***].

1.174. “[***]” has the meaning set forth in Section 7.1.2(vi).

1.175. “Shared COVID Development Costs” means, [***]:

(a) (i) [***];

(b) [***];

(c) [***]; and

(d) [***].

For clarity, Shared COVID Development Costs shall not include [***] or [***].

1.176. “Shared FTO Costs” means the [***] or [***] paid by [***] arising as a result of potential, threatened or actual litigation (whether as plaintiff or defendant) or other proceedings to the extent related to infringement or possible infringement [***] in [***], or the validity or enforceability of any Third Party Patent that [***] in [***] and [***] and [***] paid to [***] in [***], in each case [***]; provided, however, that with respect to [***] in [***], the foregoing shall only be Shared FTO Costs to the [***]. Notwithstanding the foregoing, to the extent any such [***] relate to [***], then [***] shall notify [***] and the portion attributable to Shared FTO Costs shall be reasonably apportioned in good faith by [***].

1.177. “Shared Net Profits” means forty percent (40%) of [***] less [***].

1.178. “Small Lab Scale Manufacturing” means lab-scale Manufacturing for late-stage Research and early-stage Development purposes.

1.179. “Sublicensee” means a Person, other than an Affiliate, a Third Party Provider or a Distributor, that is granted a sublicense by Seqirus under the grants in Section 5.1 (Grants to Seqirus) as provided in Section 5.3 (Sublicenses), except if a court or a governmental agency of competent jurisdiction requires Seqirus to do so (e.g., a compulsory license).

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1.180. “Successful Completion” means, with respect to a Clinical Study of a Vaccine Candidate or Vaccine Product, the earlier of (a) the last patient last visit for such Clinical Study and[***], and (b) [***].

1.181. “Supply Agreement” has the meaning set forth in Section 4.9.1 (Commercial Supply in the [***]).

1.182. “Technology Transfer Plan” has the meaning set forth in Section 4.10 (

1.183. “Term” has the meaning set forth in Section 12.1.2 (Term).

1.184. “Terminated Field” means [***].

1.185. “Terminated Other Pathogen” means each [***] with respect to which this Agreement is terminated [***] or otherwise pursuant to Section 12.6 (Termination of [***]), by Seqirus pursuant to Section 12.5 (Additional Termination Rights by Seqirus), or, if this Agreement is terminated in its entirety, all Other Pathogens.

1.186. “Terminated Product” means each [***], or, (i) if this Agreement is terminated in its entirety, all [***], (ii) if this Agreement is terminated with respect to [***], all [***], or (iii) if this Agreement is terminated with respect to [***], all [***] with respect to such [***]; provided, however, that any [***] with respect to which the Payment Term has expired shall not be a Terminated Product.

1.187. “Territory” means the entire world.

1.188. “Third Party” means any Person other than Arcturus, Seqirus and their respective Affiliates.

1.189. “Third Party Claims” has the meaning set forth in Section 11.1 (Indemnification of Arcturus).

1.190. “Third Party Patent” means a Patent issued to any Third Party.

1.191. “Third Party Provider” has the meaning set forth in Section 3.5 (Subcontracting).

1.192. “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain names, whether or not registered.

1.193. “United States” or “US” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.194. “Vaccine Candidate” [***].

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1.195. “Vaccine Product” means any Vaccine Candidate selected by Seqirus for Commercialization within the Territory for the prevention or prophylaxis of a disease caused by a particular pathogen in the Fields. [***]

1.196. “Valid Claim” means (i) a claim of a granted or issued Patent in the Arcturus Licensed IP (including any extension or supplementary protection certificate) in the relevant country which is in force and which has not been declared invalid or held invalid or unenforceable by a patent office or other government authority of competent jurisdiction, or (ii) a pending claim of an unissued pending patent application within the Arcturus Licensed IP, provided that in each case such pending claim shall cease to be a Valid Claim after the date that is [***] . A claim of a granted or issued Patent that is declared or found invalid by a patent office, court or other tribunal shall not be considered a Valid Claim unless it is subsequently reinstated at which point [***] will calculate and [***] (if [***]) as if [***] had been [***]. Notwithstanding the foregoing, Valid Claim does not include any claim that is [***] solely developed by Seqirus, Product Specific Foreground IP or Seqirus Improvement Foreground IP.

1.197. “Working Group” has the meaning set forth in Section 2.5 (Working Groups).

ARTICLE 2
Collaboration Management

2.1 Joint Development Committee.

2.1.1 Formation. As soon as practicable after the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee” or “JDC”). The JDC shall consist of [***]representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JDC. From time to time, each Party may substitute one (1) or more of its representatives to the JDC on written notice to the other Party. [***].

2.1.2 Specific Responsibilities. The JDC shall [***] of Vaccine Candidates and Vaccine Products. In particular, the JDC shall:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***];

(g) [***];

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(h) [***];

(i) [***]; and

(j) [***].

2.2 General Provisions Applicable to the JDC.

2.2.1 Meetings and Minutes. The JDC shall meet [***], or as otherwise agreed to by the Parties, the meeting may be virtual with a least [***] meeting [***] at a physical location with the location of such meetings alternating between locations designated [***]. The co-chairpersons, or chairperson, as applicable, of the JDC shall be responsible for calling meetings on no less than [***] notice or such shorter notice period as agreed upon by the Parties. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting; provided, that under exigent circumstances requiring input by the JDC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld or delayed. The co-chairpersons, or chairperson, as applicable, of the JDC shall prepare and circulate for review and approval of the Parties minutes of each meeting within [***] after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JDC.

2.2.2 Procedural Rules. The JDC shall have the right to adopt such standing rules as necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JDC shall exist whenever there are present at a meeting at least [***]. Representatives of the Parties on the JDC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed with [***] notice. The JDC shall take action by [***]. Employees or consultants of either Party that are not representatives of the Parties on the JDC may attend meetings of the JDC, with [***] notice; provided, that such attendees (i) shall not [***].

2.2.3 Dispute Resolution. If the JDC cannot, or do not, reach consensus on an issue at a meeting, then a Party may refer such matter to the Parties’ respective Senior Officers for resolution, in which case the Senior Officers will use good faith efforts to resolve any such matter so escalated to them as soon as practicable but in any event within [***] after such matter is escalated to them, and any final decision that the Senior Officers agree to in writing will be conclusive and binding on the Parties. If the Senior Officers are unable to reach agreement on any such matter so referred within [***] after such matter is referred to them (or such longer period as the Senior Officers may agree upon), [***]. Disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the JDC, shall be resolved pursuant to Section 13.6 (Dispute Resolution).

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2.2.4 Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JDC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JDC shall not have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 13.8 (Entire Agreement; Amendments) or compliance with which may only be waived as provided in Section 13.11 (Waiver and Non-Exclusion of Remedies).

2.2.5 Alliance Manager. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of the JDC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by notice in writing to the other Party. [***].

2.3 Discontinuation of Participation on the JDC. The JDC shall continue to exist until [***] .

2.4 Interactions Between the JDC and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Nothing contained in this Article shall (i) prevent a [***] or (ii) require

2.5 Working Groups. From time to time, the JDC may establish and delegate duties to sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities (for example, joint project team, and/or [***]). Each such Working Group shall be constituted and shall operate as the JDC determines; provided that each Working Group shall have equal representation from each Party, unless otherwise mutually agreed. Working Groups may be established on an ad hoc basis for purposes of a specific project or on such other basis as the JDC may determine. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the JDC. In no event shall the authority of the Working Group exceed that specified for the JDC pursuant to this Article. [***] .

2.6 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise prepare for, and participate on, the JDC or other Working Group.

ARTICLE 3
Research And Development

3.1 Research Activities.

3.1.1 Research Plans. Attached hereto as Schedule 3.1.1 is the Research Plan for the program of Research with respect to [***] in the [***]. The Research Plans will allocate responsibility between [***] for the conduct of activities thereunder (such activities,

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“Research Activities”). Unless [***] otherwise agrees in writing, all Research Activities shall be designed and implemented so as to [***], [***], the [***], and [***].

3.1.2 Updates; Amendments. The Parties acknowledge that the Research Plans attached as of the Effective Date may be [***]. Promptly following the Effective Date, the Parties shall [***]. The JDC shall review each Research Plan covering all Research Activities at [***] for the purpose of considering appropriate amendments thereto. In addition, [***] , through its representatives on the JDC, may [***] at any time.

3.1.3 Diligence Obligations. Subject to the limitations in Section 4.3 (Diligence), each of [***] shall perform the Research Activities allocated to it under a Research Plan. For avoidance of doubt, [***] warrants that any particular result will be achieved. In furtherance of [***] Research Activities in the [***], [***] shall use [***] to meet the [***] for [***] set forth in [***]; provided, that, the [***] of [***] in the event that [***] does not [***] is that [***] will have the right, by written notice within [***] after such non-achievement, to terminate this Agreement solely with respect to [***] that is [***] that [***]did not meet; provided, however, that [***] shall have the right with respect to each [***] to extend the time period for the applicable [***] set forth in [***] by [***] upon (i) the payment of [***] ([***]) and (ii) delivery of notice to [***] certifying that [***] is not developing, and will not during such [***] period develop, a [***].

3.1.4 Compliance. All Research Activities shall be performed, or caused to be performed, in good scientific manner and in compliance with all Applicable Laws. In furtherance of the prior sentence, each Party will employ or engage Persons with appropriate education, knowledge and experience to conduct and oversee its Research Activities.

3.1.5 Records, Reports and Information.

(i) During the Research Period, each Party shall provide to the JDC: (i) on a [***], a written summary presentation regarding the activities performed by it under a Research Plan for [***] in the prior [***] and activities being planned for the [***] under a Research Plan and (ii) on, a written report regarding the activities performed by it under a Research Plan in the prior [***] and activities being planned for the forthcoming [***]. Each presentation or report shall summarize in reasonable detail [***]. Each report shall be structured as follows: [***]. Such presentations and reports will be accurate and will contain raw data from studies carried out by or on behalf of such Party. Each Party will provide the members of the JDC with copies of all slide decks and reports they intend to present at a JDC meeting. [***].

(ii) During the Research Period, each Party shall, and shall ensure that its Third Party Providers, maintain scientific records, accounts, notes, reports and data with respect to its Research activities, in accordance with Applicable Law, standard pharmaceutical industry practices (including as appropriate to the stage of Development, GCP and GMP) and standard practices applied by such Party in similar circumstances (which practices [***]), and in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which will fully and properly reflect all work done and results achieved in the performance of the Research Activities under each Research Plan; provided such records shall be maintained for [***] after the termination of this Agreement, or for such longer period as may be required by

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Applicable Law. Upon request by a Party, the other Party shall provide copies of the records it has maintained pursuant to this Section 3.1.5(ii) to the requesting Party, including primary data and notebooks. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of the other Party maintained pursuant to this Section 3.1.5(ii). The requesting Party shall maintain such records and the information disclosed therein in confidence in accordance with ARTICLE 9 (Confidentiality And Non-Disclosure). [***].

3.1.6 Materials Transfer. In order to facilitate the activities contemplated under a Research Plan, either Party may provide to the other Party certain biological materials, chemical compounds or any other materials (collectively, “Materials”) for use by the other Party in furtherance of the Research Plans. Except as otherwise provided for under this Agreement, all such Materials delivered to the other Party will remain the sole property of the supplying Party, will be used only in furtherance of the activities conducted in accordance with the Research Plans, will not be used or delivered to or for the benefit of any Third Party (except for Third Party Providers as permitted under this Agreement in furtherance of the Research Plans or as provided in Section 3.5 (Subcontracting)), without the prior written consent of the supplying Party, and will be used in compliance with Applicable Law. The Materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. The supplying Party will provide the other Party the most current material safety data sheet for the Materials upon transfer of any Materials. The supplying Party will be responsible for complying with all export laws and regulations applicable to the transfer of such Materials. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR, EXCEPT AS SET FORTH IN ARTICLE 10 (REPRESENTATIONS, WARRANTIES AND COVENANTS), ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

3.1.7 Adverse Event Reporting. Each Party shall be responsible for the monitoring and reporting of safety information, if any, generated in the conduct of its Research activities and will promptly report such information to the other Party.

3.2 Development Activities.

3.2.1 Responsibility for Development; [***] .

(i) Development in the [***]. Attached hereto as Schedule 3.2.1 is the [***] for the [***] with respect to [***] in the [***], which Plan allocates responsibility between [***]. The Parties shall use [***] to conduct the [***] in accordance with the terms and conditions of this Agreement and the [***]. For avoidance of doubt, the [***] Activities may include activities such as [***] (such as [***]).

(ii) Development in [***] (other than [***]). As of the Effective Date, each of the Parties shall be responsible, at Seqirus’ sole cost and expense, for all

23

Development activities allocated to it to be conducted under this Agreement with respect to the [***].

3.2.3 Updates; Amendments. Promptly following the Effective Date, the Parties shall review and mutually agree on any additional details and updates to the activities under the [***]. The JDC shall review the [***] as set forth in Section 2.1.2 (Specific Responsibilities) at [***] for the purpose of considering appropriate amendments thereto. In addition, either Party, through its representatives on the JDC, may propose amendments to the [***] at any time. In the event of [***].

3.2.4 [***] Development Obligations of Arcturus. Arcturus shall, in consideration of the payment commitments given under this Agreement and on the terms and conditions of this Agreement, and as provided in the [***], undertake the [***] work that may be deemed necessary to support the [***] in the [***] in [***] as [***] and [***] to support the filing of Drug Approval Applications in order to obtain Regulatory Approvals for the [***] in [***] as [***]. Such activities include undertaking [***]. [***] will support [***] on filings in other countries as agreed in good faith by and between [***]. In the event that [***] determine to have [***] undertake a [***] y, or any other activities not reflected in the [***] , then the Parties will amend the [***] in accordance with Section 3.2.2 (Updates; Amendments). For avoidance of doubt, (i) if the Parties determine to have Arcturus undertake a [***] Study, then the costs thereof shall be treated in a manner similar to that of the [***] in accordance with Section 3.6.2(i), and (ii) except to the extent otherwise expressly agreed in writing by the Parties, [***].

3.2.5 Diligence Obligations. Subject to the limitations in Section 4.3 (Diligence), each of [***] and [***] shall use [***] to perform the [***] conducted by it under the [***] or otherwise in accordance with this Agreement in the [***] in the Territory.

3.2.6 Compliance. Each Party shall perform, or cause to be performed, any and all of its Development activities under this Agreement, in good scientific manner and in compliance with all Applicable Laws.

3.2.7 Reports.

(i) Each Party shall provide to the JDC [***] and (ii) [***]. In addition, the Parties will promptly notify each other of any material developments during the performance of their activities under the [***]. Each Party will provide the members of the JDC with copies of all slide decks and reports they intend to present at a JDC meeting.

(ii) Notwithstanding this Section 3.2.6, neither Party shall be required to undertake activities, or generate or produce data or information, that are not specified in the or otherwise agreed in writing by the Parties.

(iii) Except with respect to Development activities related to [***] under the [***] , each Party shall provide to the JDC (i) [***], and (ii) [***]. Each Party will provide the members of the JDC with copies of all slide decks and reports they intend to present at a JDC meeting.

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(iv) Arcturus shall provide Seqirus with any results (including the data) arising from any Research or Development of Vaccine Candidates or Vaccine Products, including the rationale for the selected constructs, lipid components and the Manufacturing Process selection that may be necessary or useful in connection with (a) Seqirus being able to make rational decisions throughout the process of Vaccine Candidate or Vaccine Product Research and Development, (b) Manufacturing Technology Transfer and Manufacturing Process scale-up, process modifications and improvements, or (c) justifying to any Regulatory Authority the rationale for Vaccine Candidate or Vaccine Product formulation, Manufacturing Process or Research and Development process.

3.3 Arcturus R&D Support Period. During the first [***] following the Effective Date (the “Arcturus R&D Support Period”) and to the t, Seqirus shall utilize,[***]

3.4 Pre-Clinical and Clinical Supply of Vaccine Candidates or Vaccine Products.

3.4.1 [***] Field. [***] shall, as and to the extent reasonably requested by [***] or as set forth in a Plan, supply [***] of [***] for use by [***] in the Research and Development activities in the [***] Field in accordance with the applicable Plan and in compliance with [***] specifications (determined reasonably by [***]) and GMP. [***]). Unless otherwise set forth in a Plan, [***] shall Manufacture all [***] and [***] delivered by it pursuant to this Section 3.4.1 pursuant to GMP.

3.4.2 [***] Field, [***] Field and [***] Field. Except as otherwise agreed or set forth in the applicable Research Plan, [***] shall be responsible for the pre-clinical and clinical supply requirements of the Vaccine Candidates or Vaccine Products and placebo for use by, and by [***] and [***] in the Research Activities, in [***], in accordance with the applicable Plan in compliance with [***] and GMP. [***]).

3.5 Subcontracting. Each Party shall have the right to subcontract any of its Research or Development activities to a Third Party (a “Third Party Provider”); provided, that, with respect to Arcturus, it will not subcontract any of its obligations hereunder unless it furnishes with advanced written notice thereof and an opportunity to consult regarding such subcontractor and the terms of such subcontract, which notice shall specify the work to be subcontracted and the reason for subcontracting, and (c) it obtains a written undertaking from the Third Party Provider that is consistent with the applicable terms and conditions of this Agreement, including the confidentiality provisions of ARTICLE 9 (Confidentiality And Non-Disclosure). With respect to [***] Field, subcontracting shall be included in [***].

3.6 Research and Development Costs.

3.6.1 Responsibility for Costs Relating to Research and Development Activities in [***], [***] Field and [***] Field. This Section 3.6.1 only applies to [***].

(i) Unless otherwise agreed by [***] and set forth in the applicable Research Plan, and subject to Section 3.6.3 (R&D Credit) and Section 5.6.2 (BARDA). [***] shall be responsible for and shall bear all costs incurred in connection with the

25

performance of any Research or Development activities in the [***], which shall be conducted in accordance with each applicable Plan.

(ii) [***] shall report to [***], within [***] after the end of each [***], incurred by it during such [***]. Such report shall specify in reasonable detail all amounts included in such [***] during such [***] ([***]) and shall be accompanied by [***]. Each such report shall enable [***] to compare the reported costs against the budgets in the applicable Plan, on [***] for [***]. With respect to each report, [***] shall seek to resolve any questions related to such accounting statements within [***] ([***]) [***] following receipt by [***] of [***] report hereunder.

(iii) following or concurrent with the delivery of each report under clause (ii) of this Section 3.6.1. pay the undisputed invoice amounts within [***] of receipt of invoice thereof. only dispute invoice amounts in good faith and by providing written notice.

3.6.2 Responsibility for Funding Costs Relating to Research and Development Activities in [***] Field. This Section 3.6.2 only applies to the [***] Field.

(i) [***] Development. Subject to the terms of this Agreement (including payment of milestone payments under Section 6.3 (Development Milestones)), [***] shall be responsible for funding [***] ([***]) of the [***] Research and Development in the [***] Field as set forth in the [***] and Section 3.2.3 ([***] Field Development Obligations of [***]).

(ii) [***] Development.

a) Subject to the terms of this Agreement (including payment of milestone payments under Section 6.3.1(ii) through 6.3.1(viii) and the determination of [***] in accordance with Section 6.5), be responsible for funding one hundred percent (100%) of the Research and Development of the [***] Product in the [***] Field allocated to be conducted by Arcturus in the [***] as of the Effective Date (along with any additional activities related to the for which the Parties agree in an amended [***] shall be funded by).

b) For avoidance of doubt, shall be responsible for funding one hundred percent (100%) of the [***] in the [***] Field as set forth in the [***] .

c) [***] of such [***] described in clauses (a) and (b) of this Section 3.6.2(ii) shall be applied by [***] to [***].

(iii) Additional Development. Except as set forth in clauses (i) and (ii)) above, [***] shall be responsible for funding [***]of any additional Research and Development in the [***] Field. [***]. Any such additional Research and Development conducted by in the manner set forth in Section 3.6.1(ii) and 3.6.1(iii).

3.6.3 R&D Credit. with [***] in credit (“R&D Credit”) toward Research and Development Expenses conducted during the . will allocate the R&D Credit as it deems necessary to fulfill the activities set forth in the Research Plans (but, for the avoidance

26

of doubt, not as a credit against any milestone payments). If any R&D Credit is unused as of the end of the.

3.6.4 FTE Costs. Each Party shall record and account for its FTE Costs and [***] for the [***] or [***], as applicable, in each case, using [***]. Out-of-pocket costs allocable to [***] that are [***] or [***], respectively.

3.6.5 Cost Overruns.

(a) Each Party shall promptly inform the other Party upon its determining that it is likely to overspend or underspend by [***].

(b) The portion of any overspend that is less than or equal to [***] of such Party’s respective aggregate budgeted costs and expenses for Research activities or Development activities set forth in the applicable Plan shall be handled pursuant to Section 3.6.1 ([***]) or Section 3.6.2 ([***]), as the case may be (as if such overspend had been included in amounts contained in such Plan), and, if related to the [***] Field, included in.

(c) If either Party exceeds its aggregate budgeted costs and expenses by [***], such Party [***]. If and to the extent that any such overspend in excess of [***] was outside the reasonable control of such Party and not caused by its negligence or willful misconduct, then provided that such Party has promptly notified the other Party of such overspend (the “Permitted Additional Overspend”) and used reasonable efforts to mitigate the size of such overspend shall be handled pursuant to Section 3.6.1 or Section 3.6.2, as the case may be (as if such overspend had been included in the amounts contained in such Plan), and if related to the [***] Field, included in the.

(d) To the extent that any overspend is not a Permitted Additional Overspend, the Party performing the activities that resulted in the overspend shall be solely responsible for the overspend.

3.7 Regulatory Matters.

3.7.1 Regulatory Activities.

(i) [***] Field, [***] Field and [***] Field.

a) As between the Parties, shall have the sole right to prepare, obtain, and maintain the Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions, and to conduct communications with the Regulatory Authorities, for [***] in [***], in [***] (which shall include [***]), except that, prior to with respect to the [***], any [***] production methods may be submitted to Regulatory Authorities by or its agent through a drug master file (DMF) which shall be authorized to reference in its Drug Approval Applications, as may be appropriate., as may be reasonably necessary, in obtaining and maintaining Regulatory Approvals for the [***] in the [***] Field, [***] and [***] Field, and in the activities in support thereof, including providing necessary documents or other materials required by Applicable Law to obtain Regulatory Approvals, and providing responses to regulatory questions, in each case in accordance with the

27

terms and conditions of this Agreement. Arcturus shall respond to such requests from Seqirus as soon as possible and no later than [***] before the time limit (provided that), if any, set forth by Regulatory Authorities for providing such materials or information, or such other date as agreed in writing by the Parties. The Parties shall keep each other reasonably informed with respect to manufacturing or quality changes as long as the the DMF or any other part of a Vaccine Product or Vaccine Candidate manufacture process is conducted by is included in the JDC’s annual review of the applicable Plan covering such filing, or if it is subject to the Supply Agreement and Quality Agreement. shall have the right to review and provide feedback on regulatory filings that will be submitted to Regulatory Authorities by.

.

b) All Regulatory Documentation (including all Regulatory Approvals and Product Labelling) relating to the [***] in the [***] Field, [***] Field and [***] Field in [***] shall be owned by, and shall be the sole property and held in the name of, or its designated Affiliate, Sublicensee or designee. all of its right, title, and interest in and to all Existing Regulatory Documentation relating to the [***] in the [***] Field, [***] Field and [***] Field in [***], to the extent applicable, and all other Regulatory Documentation relating to such subject matter as may be Controlled by Arcturus from time to time during the Term. Arcturus shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary under, or as Seqirus may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto Seqirus its rights under, this Section 3.7.1(i)b)..

(ii) [***] Field.

a) Arcturus shall undertake to prepare, obtain, and maintain the Drug Approval Applications, other Regulatory Approvals and other submissions, and conduct communications with the Regulatory Authorities, for [***] and [***] in the [***] Field, in [***], in accordance with the [***] and the Development and Commercialization strategy determined by. Arcturus shall undertake to prepare, obtain, and maintain the Drug Approval Applications, other Regulatory Approvals and other submissions, and conduct communications with the Regulatory Authorities, for [***] Field, in the [***], in accordance with the [***] and the Development and Commercialization strategy determined by. shall have the right to prospectively review and provide feedback on decisions, strategies, regulatory filings or other information that will be shared with or submitted to Regulatory Authorities by shall incorporate all such feedback in such filings or other information; provided, that, with respect to any such feedback with which. [***]

b) Except as set forth in the shall have the sole right to prepare, obtain, and maintain the Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions, and to conduct communications with the Regulatory Authorities, for [***] in the [***] Field, in other countries or other jurisdictions in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities with respect to the Research and Development activities). Arcturus shall support Seqirus, as may be reasonably necessary, in obtaining Regulatory Approvals for the Vaccine Candidates or Vaccine Products in the [***]

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Field, and in the activities in support thereof, including providing necessary documents or other materials required by Applicable Law to obtain Regulatory Approvals (which shall include authorizations to reference any Regulatory Documentation held by Arcturus or its manufacturing partners necessary or useful for the Manufacture of Vaccine Candidates or Vaccine Products), in each case in accordance with the terms and conditions of this Agreement..

c) All Regulatory Documentation (including all Regulatory Approvals and Product Labelling) relating to the [***] in the [***] Field in [***] shall be owned by, and shall be the sole property and held in the name of, or its designated Affiliate, Sublicensee or designee. all of its right, title, and interest in and to all Existing Regulatory Documentation (including any existing Regulatory Approvals) and all other Regulatory Documentation Controlled by Arcturus from time to time during the Term. Arcturus shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary under, or as Seqirus may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto Seqirus its rights under, this Section 3.7.1(ii)c)..

3.7.2 Regulatory Data. shall promptly provide to copies of or access to all non-clinical data and Clinical Data, CMC Data (except as otherwise expressly set forth in this Agreement with respect to a other Information, results, Regulatory Documentation and analyses that are Controlled by Arcturus or any of its Affiliates, that pertain to any Vaccine Candidate or Vaccine Product (collectively, “Regulatory Data”), when and as such Regulatory Data becomes available. Without limiting the foregoing, shall, within [***] of the Effective Date, provide to Seqirus, in such form and format as Seqirus may reasonably request, (i) copies of all correspondence, as of the Effective Date, to and from any Regulatory Authority that relates to the [***] in the Fields, and (ii) all Regulatory Documentation assigned to Seqirus pursuant to Section 3.7.1(i)b) and Section 3.7.1(ii)c)..

3.7.3 Regulatory Approval Transition Process for [***] in the [***] Field. Following the successful submission of Drug Approval Applications by under Section 3.7.1(ii) and receipt of initial Regulatory Approvals in [***] for [***] and any in the [***] Field in the [***], the Parties shall in good faith coordinate the transition of ownership of [***] from (which may include the transition of post-marketing clinical trials and third-party manufacturing agreements and the wind down the submission of certain regulatory filings). Each Party shall be responsible for its own costs of such transitional activities.

ARTICLE 4
Commercialization

4.1 General. Seqirus (itself or through its Affiliates or Sublicensees) shall have the sole right to Commercialize Vaccine Products in the Territory at its own cost and expense (except as otherwise expressly set forth herein).

4.2 Commercialization. During the Term, [***]. Arcturus shall not make any public statement with respect to Commercialization of Vaccine Products in the Territory without prior written consultation with Seqirus, allowing Seqirus reasonable time to comment on such

29

proposed public statement, and Arcturus shall reflect such comments as may be provided by Seqirus in such public statement prior to its release.

4.3 Diligence. Seqirus shall use [***] to [***] in the Fields within the Territory. Arcturus acknowledges and agrees that (A) the Commercialization of a Vaccine Product may be delayed, suspended or otherwise modified by Seqirus in response to circumstances outside the reasonable control of Seqirus, including force majeure events described in Section 13.1 (Force Majeure), (B) Seqirus shall have the right to satisfy its diligence obligations under this Section 4.3 (Diligence) through its Affiliates or Sublicensees (provided for clarity, that the engagement of an Affiliate or Sublicensee shall not diminish the level of), and (C) nothing in this Section 4.3 (Diligence) is intended, or shall be construed, to require.

4.4 Booking of Sales; Distribution. Seqirus shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute [***] in the Fields in the Territory and to perform or cause to be performed all related services. Seqirus shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to [***] in the Fields in the Territory. Seqirus and Arcturus shall promptly notify each other of any returns, recalls or withdrawals, or other events or activities of which it becomes aware that would be reasonably likely to materially adversely affect the sales of [***] in the Fields in the Territory.

4.5 Product Trademarks. Subject to Section 4.6 (Markings), Seqirus shall have the sole right to determine and own the Product Trademarks to be used with respect to the Commercialization of the Vaccine Products in the Territory. Subject to the terms and conditions of this Agreement,”) solely in connection with the Exploitation of the Vaccine Candidates and Vaccine Products in the Territory in accordance with this Agreement. Arcturus retains the right to use by itself or license to Third Parties the right to use the Arcturus Trademark in relation to pharmaceutical products other than the Vaccine Products. Seqirus agrees that the nature and quality of the Vaccine Products Exploited by it under the Arcturus Trademarks, together with all related advertising, promotional and other related uses of the Arcturus Trademarks by Seqirus, shall conform in all respects with the trademark guidelines Seqirus follows in respect of its own proprietary trademarks (and consistent with trademark guidelines of Arcturus). Seqirus shall follow Arcturus’s brand guidance (which Arcturus may provide Seqirus from time to time) in using Arcturus Trademarks. Arcturus will have the right to monitor Seqirus’ use of the Arcturus Trademarks and to request that Seqirus correct any failure to comply with this Section 4.5 which Arcturus reasonably determines is likely to adversely affect the strength or value of such trademark, such request not to be unreasonably refused. All goodwill in the use of the Arcturus Trademarks shall inure to the benefit of Arcturus.

4.6 Markings. To the extent allowed by Applicable Law in a country or other jurisdiction in the Territory, the Product Labelling for [***] in the [***] Field used by Seqirus and its Affiliates in connection with the Commercialization thereof in such country or other jurisdiction shall.

4.7 Distributorships. Seqirus shall have the right, in its sole discretion, to appoint its Affiliates, and Seqirus and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any specific country or other jurisdiction of the Territory,

30

to distribute, market, and sell the Vaccine Products in the Fields (with or without packaging rights), in circumstances where the Person purchases its requirements of Vaccine Products from Seqirus or its Affiliates but does not otherwise make any royalty or other payment to Seqirus or any Affiliate of Seqirus with respect to its Intellectual Property or other proprietary rights. Where Seqirus or its Affiliates appoints such a Person and such Person is not an Affiliate of Seqirus,. The term “packaging rights” in this Section 4.7 (Distributorships) means the right for the Distributor to package Vaccine Products supplied in unpackaged bulk form into individual ready-for-sale packs.

4.8 Commercial Supply in the [***]. Subject to Section 4.10 (Manufacturing Technology Transfer Upon Seqirus’ Request), shall be solely responsible for the Manufacturing and supply of the Vaccine Candidates and Vaccine Products in [***] for commercial purposes.

4.9 Commercial Supply in the [***] Field.

4.9.1 Not later than [***] after the Effective Date (to be effective not earlier than the Effective Date), Seqirus and Arcturus shall enter into a supply agreement pursuant to which, subject to Section 4.10 (t), Arcturus shall supply to Seqirus the Vaccine Candidates and Vaccine Products in the [***] Field (the “Supply Agreement”) in such quantities as Seqirus may order in accordance with the terms and conditions of such agreement. The Supply Agreement shall contain the terms set forth in Schedule 4.9
(Commercial Supply in the [***] Field) and such additional terms as are reasonable and customary for similar supply agreements that shall be negotiated and agreed by the Parties in good faith. In the event that the Parties are not able to agree on such additional terms to be included in the Supply Agreement by the date that is [***] after the Effective Date, such additional terms shall be determined in accordance with Section 13.6 (Dispute Resolution)., discussions with its for the provision of manufacturing and supply services to necessary for the manufacture of Vaccine Candidates and Products and, to the extent practicable, the assignment or novation of any such contracts to Seqirus.

4.10 Manufacturing Technology Transfer . shall have the right, at any time and from time to time after the Effective Date, to) of (i) the then-current process for the Manufacture of the [***] in the [***] Field, including Research Scale Manufacturing, Small Lab Scale Manufacturing and Large Scale Manufacturing of [***] and any [***] in the [***] Field, and (ii) no earlier than [***] (with respect to each such Field, the “Manufacturing Process”) and to implement the Manufacturing Process at facilities designated by (such transfer and implementation, as more fully described in this Section), with respect to each such Field, the “Manufacturing Technology Transfer”), in accordance with a technology transfer plan to be agreed upon by the Parties and incorporated herein as Schedule 4.10 (the “Technology Transfer Plan”); provided that Arcturus shall not be required to conduct more than [***] Manufacturing Technology Transfers . Arcturus shall provide, and shall use Commercially Reasonable Efforts to cause its Third Party manufacturers to provide (including by negotiating contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), all reasonable assistance requested by Seqirus to enable Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable) to implement the Manufacturing Process at the facilities designated by Seqirus. If requested by Seqirus, such assistance shall include facilitating the entering into agreements with applicable Third Party suppliers relating to the

31

Vaccine Candidates and Vaccine Products in the applicable Field. Without limitation to the foregoing, in connection with each Manufacturing Technology Transfer:

4.10.1 Except for [***], of such Manufacturing Technology Transfers, including [***] .

4.10.2 Seqirus acknowledges the sensitive proprietary nature of Manufacturing information relating to the [***]. Arcturus acknowledges the interest that Seqirus has in ensuring control of its supply chain for the Manufacture of Vaccine Candidates and Vaccine Products. Therefore, the Parties will, at the request of Seqirus, discuss in good faith through the JDC approaches to address the interests of both Parties, and the JDC shall have the right to determine whether and how a Manufacturing Technology Transfer with respect to the [***] would occur.

4.10.3 As part of each Manufacturing Technology Transfer, Arcturus shall make available, and shall use Commercially Reasonable Efforts to cause its Third Party manufacturers and suppliers to make available (including by negotiating contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), to Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable), all Manufacturing-related Arcturus Know-How, Information and materials relating to the Manufacturing Process, and all documentation constituting material support (provided that such documentation does not contain restricted Third Party confidential information), standard operating procedures, specifications as to materials to be used and control methods, that are reasonably necessary or useful to enable Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process at the applicable facility;

4.10.4 Arcturus shall cause all appropriate employees and representatives of Arcturus and its Affiliates to meet with, and shall use Commercially Reasonable Efforts to cause all appropriate employees and representatives of its Third Party manufacturers to meet with (including by negotiating contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), employees or representatives of Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility at mutually convenient times to assist with the working up and use of the Manufacturing Process and trouble-shooting during and after completion of the transfer, and with the training of the personnel of Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable) to the extent reasonably necessary or useful to enable Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process;

4.10.5 Without limiting the generality of Section 4.10.4 above, Arcturus shall cause all appropriate analytical and quality control laboratory employees and representatives of Arcturus and its Affiliates to meet with, and shall use to cause all appropriate analytical and quality control employees and representatives of its Third Party manufacturers to meet with (including by negotiating contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), employees or representatives of Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable)

32

at the applicable manufacturing facility and make available all necessary equipment, at mutually convenient times, to support and execute the transfer of all applicable analytical methods and the validation thereof (including, all applicable Arcturus Know-How, methods, validation documents and other documentation, materials and sufficient supplies of all primary and other reference standards);

4.10.6 to cause its Third Party manufacturers and suppliers to take such steps (including by negotiating contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), as are reasonably necessary or useful to assist in reasonable respects Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable) in obtaining any necessary licenses, permits or approvals from Regulatory Authorities with respect to the Manufacture of the Vaccine Candidates and Vaccine Products in the applicable Field at the applicable facilities;

4.10.7 Arcturus shall provide, and shall [***] Third Party manufacturers to enable Arcturus to provide (including by negotiating contractual obligations for such Third Party manufacturers and suppliers to do so under agreements entered into following the Effective Date), such other assistance as Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable) may reasonably request to enable Seqirus (or its Affiliate or designated Third Party manufacturer, as applicable) to implement and maintain the Manufacturing Process at the receiving facility to Manufacture Vaccine Candidates and Vaccine Products in the applicable Field;

4.10.8 [***]

4.10.9 [***]

4.10.10 Subsequent Manufacturing Process Improvements. [***].

ARTICLE 5
Grant Of Rights

5.1 Grants to Seqirus. Subject to Section 5.6 (Exceptions to Seqirus Rights) and the rights (including any sublicensed rights) granted by Arcturus under [***], and the licenses granted by Seqirus to Arcturus under Section 5.2, Arcturus (on behalf of itself and its Affiliates) hereby grants to Seqirus:

5.1.1 an exclusive (including with regard to Arcturus and its Affiliates) license (or sublicense), with the right to grant sublicenses in accordance with Section 5.3 (Sublicenses) under the Arcturus Licensed IP, to (i) Research, Develop, have Developed, Manufacture, and have Manufactured, Vaccine Candidates and Vaccine Products worldwide for Commercialization in the Territory, and (ii) Commercialize and have Commercialized Vaccine Products in the Territory; in each case, in the [***], and in the event an exclusive license is granted for a specific pathogen under Section 5.1.2, on a, the [***] Field. For clarity, this license and the foregoing exclusivity shall extend to Vaccine Candidates and Vaccine Products as part of Combination Vaccines, but nothing in this Section 5.1 shall be interpreted as granting Seqirus a license to use Arcturus Licensed IP outside of the Fields or as prohibiting Arcturus from

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developing vaccines (other than Vaccine Candidates and Vaccine Products) outside of the Fields using the Arcturus Licensed IP;

5.1.2 a non-exclusive license (or sublicense) (except that, with respect to Product Specific Patents and Arcturus Patents invented solely by Seqirus, such license or sublicense shall be exclusive), with the right to grant sublicenses in accordance with Section 5.3 (Sublicenses), under the Arcturus Licensed IP, to (i) [***], have [***] [***] for [***] in the Territory and (ii) Commercialize and have [***] in the [***] Field in the Territory. Seqirus will have an option to convert any [***] Field, (“[***] Option”). In such circumstances, Arcturus agrees to grant no further licenses, or no other licenses (where no licenses have been granted to any Third Party as of the election date) following Seqirus exercising its [***] Option in respect of the applicable pathogen. Arcturus agrees that it will not, after the Execution Date, grant to a Third Party an exclusive license to any pathogen in the [***] Field; provided that the foregoing shall not apply to any exclusive license to a pathogen granted before such pathogen has become part of the [***] Field; and

5.1.3 subject to Section 7.1.3 (Ownership of Corporate Names), a non-exclusive license, with the right to grant sublicenses in accordance with Section 5.3 (Sublicenses), to use Arcturus’ Corporate Names solely as required to comply with Section 4.6 (Markings) and for no other purpose.

5.2 Grants to Arcturus. Subject to Section 5.3 (Sublicenses), , in each case solely for the purpose of performing its obligations under this Agreement or the Supply Agreement. Such license shall be if needed in order to perform their obligations under this Agreement or the Supply Agreement. Arcturus shall be entitled to use Third Party Providers as provided in this Agreement.

5.3 Sublicenses. Seqirus shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 5.1 (Grants to Seqirus), to its Affiliates and other Persons; provided that any such sublicenses shall be consistent with the terms and conditions of this Agreement. No sublicense shall relieve or waive any obligations of Seqirus hereunder. Seqirus shall remain responsible for the performance by such Sublicensee of the rights and obligations hereunder. In respect of such sublicenses (or sub-sublicenses) and without limiting the foregoing:

5.3.1 Seqirus will remain responsible for the payment to Arcturus of all milestone payments and royalties payable under this Agreement with respect to Net Sales of Vaccine Products made by such Seqirus Affiliates or sublicensees;

5.3.2 Seqirus shall be responsible for failure by its Affiliates and sublicensees to comply with the terms and conditions of this Agreement;

5.3.3 Seqirus shall, within [***] of a grant of a sublicense, notify Arcturus of each sublicense granted to any Third Party, including the identity of such Third Party and the scope of the license granted; and

5.3.4 Unless otherwise agreed between the Parties on a case-by-case basis (e.g., with a view of converting certain sublicenses into direct licenses with Arcturus), all

34

sublicenses shall automatically terminate (and Seqirus shall ensure that all sublicenses automatically terminate) upon termination (for whatever reason) of the correlative license granted hereunder.

5.4 Retention of Rights.

5.4.1 Notwithstanding the exclusive licenses granted to Seqirus pursuant to Section 5.1 (Grants to Seqirus), Arcturus retains:

(i) the right to practice under the Arcturus Patents, the Arcturus Know-How, Regulatory Approvals and any other Regulatory Documentation to perform (and to sublicense Third Parties to perform on Arcturus’ behalf) its obligations under this Agreement; and

(ii) the right to practice under the Arcturus Patents and the Arcturus Know-How to perform the Arcturus Ongoing Third-Party Obligations, including the right to grant the licenses and sublicenses required pursuant to the Arcturus Ongoing Third-Party Obligations.

5.4.2 Except as expressly provided herein, Arcturus grants no other right or license, including any rights or licenses to the Arcturus Patents, the Arcturus Know-How, the Regulatory Documentation, the Arcturus Corporate Names, or any other Patent or Intellectual Property rights not otherwise expressly granted herein..

5.4.3 Except as expressly provided herein, Seqirus grants no other right or license, including any rights or licenses to the Seqirus Patents, the Seqirus Know-How, the Regulatory Documentation, or any other Patent or Intellectual Property rights not otherwise expressly granted herein.

5.5 Confirmatory Patent License. Arcturus shall, if requested to do so by Seqirus, immediately enter into confirmatory license agreements in the form or substantially the form reasonably requested by Seqirus for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as Seqirus considers appropriate.

5.6 Exceptions to Seqirus Rights. Notwithstanding anything to the contrary in this Agreement and the rights granted to Seqirus in Section 5.1 (Grants to Seqirus), the Parties acknowledge the following:

5.6.1 [***].

5.6.2 BARDA. Under the Arcturus BARDA Agreement, Arcturus is obligated to conduct certain pre-clinical activities and clinical development activities relating to Phase I Studies with respect to pandemic influenza vaccine candidates. The Parties shall confer with respect to actions and decisions to be taken or made by Arcturus under the Arcturus BARDA Agreement and such actions and decisions shall be taken and made by Arcturus in a manner that (i) complies with the terms and conditions of the Arcturus BARDA Agreement, (ii) preserves and seeks to facilitate the collaboration pursuant to this Agreement in [***] Field with respect to seasonal and pandemic influenza, and (iii) prevents any adverse impact on the

35

collaboration pursuant to this Agreement. The data and results of activities conducted by Arcturus under the Arcturus BARDA Agreement shall be included in Arcturus Licensed IP for purposes of this Agreement. For avoidance of doubt, the Parties intend that Arcturus shall have the right to fulfill all of its obligations under the BARDA Agreement.

5.6.3 [***].

5.7 Exclusive Dealing.

5.7.1 [***]

5.7.2 [***]

5.7.3 [***]

5.7.4 [***]

5.8 Substitution of [***] in the [***] Field.

5.8.1 During the Selection Term, and subject to this Section 5.8, Seqirus may, [***].

5.8.2 If Seqirus wishes to exercise its replacement right under Section 5.8.1, the Parties shall follow the gatekeeping procedure set forth on Schedule 5.8.2 (“Gatekeeping Procedure”).

5.8.3 If Seqirus determines to [***]

5.9 Collaboration Know-How; Contributed Background Know-How.

5.9.1 Grant to Seqirus.

(i) Arcturus hereby grants to Seqirus a non-exclusive, irrevocable (subject to Section 12.14.1), perpetual (subject to Section 12.14.1), royalty-bearing (as set forth in Section 6.7) license (which shall be sublicensable solely as set forth in Section 5.9.3) to use any Collaboration Know-How Controlled by Arcturus or Contributed Background Know-How Controlled by Arcturus for [***].

5.9.2 Grant to Arcturus. [***].

5.9.3 Sublicensing. The licenses set forth in Sections 5.9.1(i) and 5.9.2 shall be sublicensable only (i) to Affiliates, and (ii) to Third Parties solely in connection with a product or candidate developed, designed, discovered or generated in whole or in part by a Party (or its Affiliates). Seqirus will remain responsible for the payment to Arcturus of all royalties payable under Section 6.7 (Royalties for Contributed Background Expanded Know-How License) with respect to net sales of such products, whether made directly by Seqirus or by its Affiliates or sublicensees pursuant to a sublicense granted under this Section 5.9.3.

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ARTICLE 6
Payments And Records

6.1 Upfront Payment. In partial consideration of the rights granted by Arcturus to Seqirus hereunder and subject to the terms and conditions set forth in this Agreement, Seqirus shall pay Arcturus a one- time, nonrefundable upfront amount equal to Two Hundred Million Dollars ($200,000,000) within three (3) Business Days after the Effective Date.

6.2 Conditional Payment.

6.2.1 In partial consideration of the rights granted by Arcturus to Seqirus hereunder and subject to the terms and conditions set forth in this Agreement, Seqirus shall pay Arcturus a one-time non-refundable upfront amount of upon the satisfaction of the following events (the “Condition” and the “Conditional Payment”, respectively):

(i) By [***],; and

(ii) By [***].

6.2.2 Arcturus shall promptly notify Seqirus in writing of the achievement of each of the foregoing events, and may invoice Seqirus on or following notice of the achievement of both Conditions. Seqirus shall pay the Conditional Payment within of the receipt of such invoice.

6.3 Development Milestones. In partial consideration of the rights granted by Arcturus to Seqirus hereunder and subject to the terms and conditions set forth in this Agreement, during the Payment Term, Seqirus shall pay to Arcturus a milestone payment, calculated as set forth in this Section 6.3 (each, a “Development Milestone Payment”).

6.3.1 [***] Field. The Development Milestone Payments set forth in this Section 6.3.1 shall be (a)(1) with respect to Section 6.3.1(i), in connection with the [***] of the, and (2) with respect to 6.3.1(ii)-(viii), in connection with the completion of, and in each case of (1) and (2) the delivery of, and (b) payable only one time and upon the first achievement of the corresponding milestone event by a Vaccine Candidate or Vaccine Product, and no amounts shall be due for subsequent or repeated achievements of such milestone event for any Vaccine Candidate or Vaccine Product. For clarity, each of the Development Milestone Payments set forth in subsections (ii)-(viii) below is not dependent on [***].

(i) upon [***];

(ii) upon [***];

(iii) upon [***];

(iv) upon [***];

(v) upon [***];

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(vi) upon [***];

(vii) upon [***];

(viii) upon[***].; and

(ix) upon [***].

The Development Milestone Payments set forth in this Section 6.3.1 [***] and [***] of the corresponding milestone event by a [***], and no amounts shall be due for [***] of [***] for [***]. Except as otherwise expressly set forth in this Agreement (including Sections 2.1.2(g) and 3.2.2), such milestone payments are non-refundable.

6.3.2 [***] Field. Each of the Development Milestone Payments set forth in this Section 6.3.2 shall be nonrefundable, payable only one time and upon the first achievement of the corresponding milestone event by a Vaccine Candidate or Vaccine Product, and no amounts shall be due for subsequent or repeated achievements of such milestone event for any Vaccine Candidate or Vaccine Product:

(i) upon [***];

(ii) upon [***];

(iii) upon [***];

(iv) upon [***];

(v) upon [***];

(vi) upon [***]; and

(vii) upon [***].

6.3.3 [***] Field. Each of the Development Milestone Payments set forth in this Section 6.3.3 shall be nonrefundable and payable on a pathogen-by-pathogen basis only one time and upon the first achievement of the corresponding milestone event by a Vaccine Candidate or Vaccine Product, and no amounts shall be due for subsequent or repeated achievements of such milestone for any Vaccine Candidate or Vaccine Product:

(i) upon [***];

(ii) upon [***];

(iii) upon [***]; and

(iv) upon [***].

6.3.4 [***] Field. Each of the Development Milestone Payments set forth in this Section 6.3.4 shall be nonrefundable and payable on an basis only one time and upon the

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first achievement of the corresponding milestone event with respect to such and no amounts shall be due for subsequent or repeated achievements of such milestone event for any Vaccine Candidate or Vaccine Product for the same or with respect to an alternative pathogen substituted for a prior

(i) upon [***];

(ii) upon [***];

(iii) upon [***];

(iv) upon [***];

(v) upon [***];

(vi) upon [***]; and

(vii) upon [***].

6.4 Net Sales-Based Milestones.

6.4.1 In partial consideration of the license rights granted by Arcturus to Seqirus hereunder, subject to Section 6.4.2, during the Payment Term, in the event that the Net Sales of a particular Vaccine Product made by Seqirus or any of its Affiliates or Sublicensees in a given [***] in total exceeds a threshold set forth in the left-hand column of the table immediately below for the first time, Seqirus shall pay to Arcturus a one-time non-refundable milestone payment in the corresponding amount set forth in the right-hand column of the annual Net Sales-based milestone table (each, a “Net Sales-Based Milestone Payment”).

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	[***]	[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]

6.4.2 Notwithstanding anything contained in Section 6.4.1, each Net Sales-based Milestone Payment set forth in this Section 6.4 (Net Sales-Based Milestones) shall be payable only upon the first achievement of the corresponding milestone event in a given [***], and no amounts shall be due for subsequent or repeated achievements of such milestone event in subsequent [***]

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6.5 Gross Profits and Shared Net Profits for [***] Field. The calculation of [***] shall be made in accordance with Schedule 6.5.

6.5.1 From and after the Effective Date, within [***] after the end of each [***], Arcturus shall provide Seqirus with a written report (each, an “Arcturus [***] Report”) setting forth in reasonable detail [***]. Each [***] shall include [***], as applicable, in [***]. The [***] shall include [***] incurred [***] and [***] for [***], or [***], the [***] Development Plan.

6.5.2 Within [***] after receiving an [***], Seqirus shall provide Arcturus with a written report setting forth in reasonable detail (a) [***], and (b) [***] (each, a “Seqirus [***] Report”). Each [***] shall include [***], as applicable, in [***]. If there is no [***] in [***], any [***] shall be [***], as applicable, [***] of [***] in [***] in accordance with Schedule 6.5.

6.5.3 Each [***] and each [***] shall specify in reasonable detail [***] during [***] and shall [***]. Each such report shall enable the receiving Party to compare the reported costs against the budgets in the applicable Plan, on [***] and a [***]. With respect to each report, the Parties shall seek to resolve any questions related to such accounting statements within [***] following receipt by the receiving Party of the reporting Party’s report hereunder.

6.5.4 If following the procedures set forth in this Section 6.5, there is [***] for [***] for the [***] in the [***], then [***].

6.5.5 For purposes of this Section 6.5 and Schedule 6.5, [***].

6.5.6 [***].

6.6 Royalties.

6.6.1 Royalty Rates. As further consideration for the rights granted to Seqirus hereunder, subject to Section 6.9 (Royalty and Milestone Reductions for [***] Field, [***] Field and [***] Field), during the Payment Term, commencing upon the First Commercial Sale of a Vaccine Product in a Field other than the [***] Field in the Territory, on a Vaccine Product-by-Vaccine Product basis, Seqirus shall pay to Arcturus a royalty on Net Sales of each Vaccine Product in a Field other than the [***] Field in the Territory during each [***] at the following rates:

(i) [***] Field.

a) [***]; and

b) [***],

(ii) [***] Field.

a) [***]; and

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b) [***].

c) [***].

(iii) [***] Field.

a) [***]; and

b) [***].

6.6.2 Payment Term. Seqirus shall have no obligation to pay any royalty with respect to Net Sales of any Vaccine Product in any country or other jurisdiction in the Territory after the Payment Term for such Vaccine Product in such country or other jurisdiction has expired.

6.7 Royalties for Expanded Know-How License. Upon the First Commercial Sale by Seqirus or its Affiliate or its or their sublicensee pursuant to Section 5.9.3 (Sublicensing) of [***], on a [***], [***] shall (i) notify Arcturus within thirty (30) days of such First Commercial Sale and (ii) pay to Arcturus a royalty on Net Sales of each such product outside the Fields during each Calendar Year at a royalty of [***]. Such calculations (including deductions in the calculation of Net Sales), payment terms and timing shall apply, mutatis mutandis, in the same manner as in Sections 6.6, (Royalties), 6.8.3 (Royalty Payments and Reports), 6.10 (Mode of Payment), and 6.17 (Confidentiality). For avoidance of doubt, Section 6.9 (Royalty and Milestone Reductions for Influenza Field, Other Pathogens Field and Pandemic Preparedness Field) shall not apply to this Section 6.7. This Section 6.7 shall terminate on [***].

6.8 Payment Terms.

6.8.1 Development Milestone Payments. Seqirus shall provide Arcturus with written notice of the achievement of each Development Milestone Payment event by Seqirus, its Affiliate or its or their Sublicensee within [***] after the achievement of the milestone. Following receipt of such notification, Arcturus shall invoice Seqirus for the amount of the applicable Development Milestone Payment, and Seqirus shall make the corresponding Development Milestone Payment within [***] after receipt of such invoice; provided, however, that with respect to [***] for [***], [***].

6.8.2 Net Sales-Based Milestone Payments. Seqirus shall provide Arcturus with written notice of the achievement of each Net Sales-Based Milestone Payment event by Seqirus, its Affiliate or its or their Sublicensee within [***] after the financial verification of achievement of the milestone. Following receipt of such notification, Arcturus shall invoice Seqirus for the amount of the applicable Net Sales-Based Milestone Payment, and Seqirus shall make the corresponding Net Sales-Based Milestone Payment(s) within [***] after receipt of such invoice.

6.8.3 Royalty Payments and Reports.

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(i) Seqirus shall calculate all amounts payable to Arcturus pursuant to Section 6.6 (Royalties) at the end of each [***], which amounts shall be converted to Dollars, in accordance with Section 6.10 (Mode of Payment). Within [***] after the end of each [***], Seqirus shall provide to Arcturus a report containing good faith estimates of the items set forth above and such other information reasonably requested by Arcturus for it to comply with its disclosure obligations under U.S. securities Applicable Laws.

(ii) Within [***] after the end of each [***], Seqirus shall provide to Arcturus a report of the amount of Net Sales of each Vaccine Product in each country or other jurisdiction in the Territory during the applicable [***] (including such amounts expressed in local currency and as converted to Dollars), the calculation of the amount of royalties due on such Net Sales, the aggregate year-to-date Net Sales of each Vaccine Product during the applicable [***] and a calculation of the amount of royalty payment due on such Net Sales for such [***].

(iii) Following receipt of a report from Seqirus in accordance with Section 6.8.3 that indicates a positive amount due to Arcturus for a [***] report, Arcturus shall invoice Seqirus for such amount due, which amount shall be payable [***] after the receipt of a valid invoice.

6.9 Royalty and Milestone Reductions for [***] Field, [***] Field and [***] Field. Notwithstanding anything to the contrary in this Agreement, the royalty and milestone payments for Vaccine Products in the [***] Field, [***] Field and [***] Field shall be reduced by the following step-down provisions:

6.9.1 Payment Floor. Notwithstanding anything to the contrary in this Agreement, (i) [***], and (ii) [***]. For the avoidance of doubt, any [***] under this Section 6.9 that do not apply because [***] in accordance with this Section 6.9.1 [***].

6.9.2 Exclusions. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.9 (Royalty and Milestone Reductions for [***] Field, [***] Field and [***] Field) shall reduce (i).

6.9.3 [***]

6.9.4 Third Party Licenses.

(i) Shared FTO Costs.

a) [***].

b) [***].

(ii) Other Third Party Licenses. [***]

(iii) [***] Field. [***].

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6.9.5 No Valid Claim. During the Payment Term, in the event that, and in such case from and after the date on which, [***] in [***], (i) [***], and (ii) [***]with respect to [***], shall [***].

6.10 Mode of Payment. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards. Such standard conversion methodology shall be based upon the Monthly Average Exchange Rate. “Monthly Average Exchange Rate” means the simple average of prior month-end Exchange Rate and current month-end Exchange Rate based on 9:00 AM Central Time Bloomberg screen on the penultimate Business Day of the corresponding month, and “Exchange Rate” means, with respect to a Business Day, the spot bid rate for X currencies and spot ask rate for non-X currencies for the conversion of the applicable country’s or other jurisdiction’s currency to Dollars as reported at 9:00 AM Central Time Bloomberg screen on the penultimate Business Day.

6.11 Accounting Procedures. For purposes of determining [***] and [***], any [***] by [***] to [***], [***] and [***] shall [***] under [***] or [***], respectively. [***] shall determine [***] and [***] using its standard accounting procedures, consistently applied, to the maximum extent practicable as if [***] were [***]. Each Party shall have the right to audit the other Party’s records to confirm the accuracy of the other Party’s costs and reports as provided in Section 6.15 (Audit). Transfers between a Party and its Affiliates (or between such Affiliates) shall not have any effect for purposes of calculating [***], [***] or [***] or other payments or expenses under this Agreement.

6.12 Method of Payment. All amounts payable and calculations under this Agreement will be in United States Dollars. As applicable, all costs and expenses will be translated into United States Dollars at the exchange rate used by the relevant Party for public financial accounting purposes. Each payment hereunder will be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at the paying Party’s election, to such bank account as the receiving Party will designate in writing to the other Party within [***] of the Execution Date or to such other account identified in any invoice. Unless otherwise specified herein, each invoice is payable within [***] of receipt of the relevant invoice. Without limiting any remedy available to any Party, [***], [***], [***].

6.13 Withholding Taxes.

6.13.1 General. The milestones, royalties and other amounts payable by Seqirus to Arcturus pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Seqirus shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Arcturus is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable

44

withholding tax, it may deliver to Seqirus or the appropriate governmental authority (with the assistance of Seqirus) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Seqirus of its obligation to withhold such tax and Seqirus shall apply the reduced rate of withholding or dispense with withholding, as the case may be. If, in accordance with the foregoing, Seqirus withholds any amount, it shall pay to Arcturus the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Arcturus proof of such payment within [***] following such payment.

6.13.2 Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any relevant domestic tax provisions, or applicable double taxation agreement or treaty. In the event there are no relevant domestic tax provisions, or applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of such payment.

6.13.3 The Parties agree that no withholding of taxes is currently applicable under Applicable Law. Seqirus shall use Commercially Reasonable Efforts to provide Arcturus with at least [***] prior notice of any obligation to withhold any taxes under Applicable Law. If (i) Seqirus (or its permitted assignee) redomiciles or assigns its rights or obligations under this Agreement, (ii) as a result of such redomiciliation or assignment, Seqirus (or its permitted assignee) is required by Applicable Law to withhold taxes, or if such redomiciliation or assignment results in the imposition of indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes (“Indirect Taxes”)) that were not otherwise applicable, from or in respect of any amount payable under this Agreement (or any other agreement entered into pursuant to this Agreement), and (iii) such withholding taxes or Indirect Taxes exceed the amount of withholding taxes or Indirect Taxes that would have been applicable if such redomiciliation or assignment had not occurred, then any such amount payable shall be increased to take into account such increased withholding taxes or Indirect Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts) and/or paying such Indirect Taxes, as the case may be, Arcturus (or its permitted assignee) receives an amount equal to the sum it would have received had such redomiciliation or assignment not occurred.

6.14 Financial Records. Each Party shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to, as applicable, including books and records of actual expenditures with respect to the budgets set forth in each Plan, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement. Such books and records shall be retained by such Party and its Affiliates until the later of (a) [***] after the end of the period to which such books and records pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.15 Audit. At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent public accounting firm of internationally recognized standing

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designated by the other Party and reasonably acceptable to the audited Party, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.14 (Financial Records) to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (a) be conducted for any [***] more than [***] after the end of such [***], (b) be conducted more than once in any [***] period (unless a previous audit during such [***] period revealed an underpayment with respect to such period) or (c) be repeated for any [***]. The accounting firm shall disclose only whether the reports are correct or not, and the specific details concerning any discrepancies. No other information shall be shared. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than [***] from the reported amounts, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 6.16 (Audit Dispute) below, if such audit concludes that (i) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due, or (ii) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((i) or (ii)), within [***] after the date on which such audit is completed by the auditing Party.

6.16 Audit Dispute. In the event of a dispute with respect to any audit under Section 6.15 (Audit), Arcturus and Seqirus shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”). The decision of the Audit Arbitrator shall be final and the costs of such arbitration, as well as the initial audit, shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. Not later than [***] after such decision and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due, or the auditing Party shall reimburse the excess payments, as applicable.

6.17 Confidentiality. The receiving Party shall treat all information subject to review under this ARTICLE 6 in accordance with the confidentiality provisions of ARTICLE 9 (Confidentiality And Non-Disclosure) and the Parties shall cause the Audit Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

6.18 No Other Compensation. Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

ARTICLE 7
Intellectual Property

7.1 Ownership of Intellectual Property.

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7.1.1 Ownership of Background Intellectual Property. As between the Parties, (a) Seqirus shall own and retain all right, title, and interest in and to Seqirus’ Background IP, and (b) Arcturus shall own and retain all right, title, and interest in and to Arcturus’ Background IP. For clarity, Intellectual Property specific to ARCT-021, ARCT-154 and/or ARCT-165, as they exist as of the Execution Date, shall be deemed Arcturus’ Background IP.

7.1.2 Ownership of Foreground IP.

(i) Arcturus Foreground IP. Subject to [***], as between the Parties, Arcturus shall own all right, title and interest in and to the Arcturus Foreground IP.

(ii) Product Specific Foreground IP. As between the Parties, the Parties shall each own an equal, undivided interest in any and all Product Specific Foreground IP.

(iii) Seqirus Foreground IP. As between the Parties, Seqirus shall own all right, title and interest in and to the Seqirus Foreground IP.

(iv) Seqirus Improvement Foreground IP. As between the Parties, the Parties shall each own an equal, undivided interest in any and all Seqirus Improvement Foreground IP.

(v) Other Foreground IP. Ownership of any Foreground IP that is not Arcturus Foreground IP, Product Specific Foreground IP, Seqirus Foreground IP or Seqirus Improvement Foreground IP (“Other Foreground IP”) shall follow inventorship.

(vi) [***].

(vii) United States Law. The determination of whether Information and inventions are conceived, discovered, developed, or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other Intellectual Property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where such conception, discovery, development or making occurs.

(viii) Assignment Obligation. Each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their licensees and sublicensees to make any assignment necessary to fully effect the ownership provisions of this Section 7.1.2 (Ownership of Foreground IP). Each Party shall cause all Persons who perform Research, Development, or Manufacturing activities for such Party under this Agreement to be under an obligation to assign their rights in any Information and inventions resulting therefrom to such Party.

(ix) Disclosure Obligation. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Product Specific Know-How or Product Specific Patents.

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7.1.3 Ownership of Corporate Names. As between the Parties, each Party shall retain all right, title and interest in and to its Corporate Names.

7.2 Maintenance and Prosecution of Patents.

7.2.1 Patent Prosecution and Maintenance Rights of Seqirus. Seqirus shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the Seqirus Patents, the Product Specific Patents and Patents directed to Other Foreground IP solely owned by Seqirus (collectively, the “Seqirus Prosecution Patents”) worldwide, at Seqirus’ sole cost and expense. Seqirus shall not include as an essential element of any of its patent applications any non-public Arcturus’ Background IP without Arcturus’ prior written consent. Seqirus shall periodically inform Arcturus of all material steps with regard to the preparation, filing, prosecution, and maintenance of Product Specific Patents, including by providing Arcturus with a copy of material communications to and from any patent authority regarding such Product Specific Patents. In the event that Seqirus decides not to prepare, file, prosecute, or maintain a Product Specific Patent in a country or other jurisdiction, Seqirus shall provide reasonable prior written notice to Arcturus of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Product Specific Patent in such country or other jurisdiction), and Arcturus shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Product Specific Patent at its expense in such country or other jurisdiction. Upon Arcturus’ written acceptance of such option, Arcturus shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such specific Product Specific Patent (at which point, it shall be deemed to be an Arcturus Prosecution Patent). In such event, Seqirus shall reasonably cooperate with Arcturus in such country or other jurisdiction as provided under Section 7.2.3 (Cooperation).

7.2.2 Patent Prosecution and Maintenance Rights of Arcturus . Arcturus shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the Arcturus Patents that are solely owned by Arcturus, (collectively, the “Arcturus Prosecution Patents”) worldwide at Arcturus’ sole cost and expense. Arcturus shall not include as an essential element of any of its patent applications any non-public Seqirus’ Background IP without Seqirus’ prior written consent. Arcturus shall periodically inform Seqirus of all material steps with regard to the preparation, filing, prosecution and maintenance of Arcturus Prosecution Patents in the Territory, including by providing Seqirus with a copy of substantive and material communications to and from any patent authority in the Territory regarding Patents directed to Seqirus Improvements and by providing Seqirus drafts of any newly drafted patent applications prior to filing the same. In the event that Arcturus decides not to prosecute or maintain an Arcturus Prosecution Patent in a country or other jurisdiction in the Territory, Arcturus shall provide reasonable prior written notice to Seqirus of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such a Patent in such country or other jurisdiction), and, with respect to any Arcturus Prosecution Patent that is solely applicable to the [***] Field, [***] Field, [***] Field or, to the extent exclusively licensed, a pathogen in the [***] Field, Seqirus shall thereupon have the option, in its sole discretion, to assume the control and direction of the prosecution and maintenance of such Arcturus Prosecution Patent (at which point, it shall be deemed to be a Seqirus Prosecution Patent) at its expense in such country or other jurisdiction.

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Upon Seqirus’ written acceptance of such option, Seqirus shall assume the responsibility and control for the prosecution and maintenance of such a Patent. In such event, Arcturus shall reasonably cooperate with Seqirus in such country or other jurisdiction as provided under Section 7.2.3 (Cooperation).

7.2.3 Cooperation. The Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of Patents in the Territory under this Agreement as set forth in Section 7.2.1 (Patent Prosecution and Maintenance Rights of Seqirus) and Section 7.2.2 (Patent Prosecution and Maintenance Rights of Arcturus).

7.2.4 Patent Term Extension and Supplementary Protection Certificate. Seqirus shall be exclusively responsible for making decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for Arcturus Patents, Seqirus Patents, and any Product Specific Patents in any country or other jurisdiction. Seqirus shall have the responsibility of applying for any extension or supplementary protection certificate with respect to such Patents in the Territory. Seqirus shall keep Arcturus fully informed of its efforts to obtain such extension or supplementary protection certificate. Arcturus shall provide prompt and reasonable assistance, as requested by Seqirus, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate. Subject to the Gross Profit sharing in the [***] Field, Seqirus shall bear all expenses with respect to obtaining the extension or supplementary protection certificate in the Territory.

7.2.5 CREATE Act. Notwithstanding anything to the contrary in this ARTICLE 7, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

7.2.6 Patent Listings. Seqirus shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to Arcturus Patents, Seqirus Patents, and Product Specific Patents, including as required or allowed (a) in the United States, in the FDA’s Orange Book or Purple Book, and (b) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents, provided that if Seqirus elects not to pursue such listing for an Arcturus Patent, Arcturus shall have the right, at its own expense, to so list any such Arcturus Patent. Arcturus shall (i) provide to Seqirus all Information, including a correct and complete list of Arcturus Patents covering any Vaccine Product or otherwise necessary or reasonably useful to enable Seqirus to make such filings with Regulatory Authorities in the Territory with respect to such Patents, and (ii) cooperate with Seqirus’ reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((i) and (ii)), to the extent required or permitted by Applicable Law.

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7.3 Enforcement of Patents.

7.3.1 Enforcement of Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Seqirus Patents, the Product Specific Patents, the Arcturus Patents or the Patents that cover Seqirus Improvement Foreground IP by a Third Party in the Territory based on the development, manufacturing, commercialization or an application to market by such Third Party of an sa-mRNA or other mRNA vaccine candidate or product within the [***] Field, [***] Field, [***] Field or, to the extent exclusively licensed, a [***] in the [***] Field of which such Party becomes aware (an “Infringement”). Seqirus shall have the first right, but not the obligation, to prosecute any such Infringement in the Fields in the Territory at its sole expense and Seqirus shall retain control of the prosecution of such claim, suit or proceeding. In the event Seqirus prosecutes any such Infringement, Arcturus shall have the right to join as a party to such claim, suit or proceeding in the Fields in the Territory and participate with its own counsel at its own expense; provided that Seqirus shall retain control of the prosecution of such claim, suit or proceeding. If Seqirus does not take commercially reasonable steps to prosecute the alleged or threatened Infringement in the Fields in the Territory with respect to such Patents (a) within [***] following the first notice provided above with respect to such alleged Infringement, or (b) provided such date occurs after the first such notice of Infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Arcturus may prosecute the alleged or threatened Infringement in the Fields in the Territory at its own expense.

7.3.2 Cooperation. The Parties agree to cooperate fully in any Infringement action pursuant to this Section 7.3 (Enforcement of Patents). Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with Section 7.3 (Enforcement of Patents) shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under Section 7.3 (Enforcement of Patents) in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings. The Party entitled to bring any patent infringement litigation in accordance with Section 7.3 (Enforcement of Patents) shall be entitled at its own expense and in its absolute discretion, by notice in writing to the other Party, to take such action as is reasonably necessary in the name of and on behalf of the other Party; provided, that, in taking action on the name of or on behalf of the other Party, the prosecuting shall, in good faith, take into account and have due regard to any reputational matters or issues arising out of the claim for the other Party or any of its directors, officers, employees or agents which are brought to its attention by the other Party.

7.3.3 Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in Section 7.3.1 or Section 7.3.2 (whether by way of settlement or otherwise) shall be first,

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allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), and any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to bring the enforcement action; provided, that to the extent that any award or settlement (whether by judgment or otherwise) is attributable to loss of sales or profits with respect to a Vaccine Product in the field in the Territory or results in royalty payments going forward, such remainder shall be allocated to Seqirus and treated as Net Sales.

7.4 Infringement Claims by Third Parties. If the manufacture, sale, or use of a Vaccine Candidate or Vaccine Product in the Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by Seqirus (or its Affiliates or Sublicensees), Seqirus shall promptly notify Arcturus thereof in writing. Seqirus shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding at its own expense (but subject to the treatment of Shared FTO Costs described in Schedule 6.5 (Gross Profits and Shared Net Profits for SARS-CoV-2 Field) or Section 6.9.4(i) (Shared FTO Costs), as the case may be), using counsel of its own choice. Arcturus may participate in any such claim, suit, or proceeding with counsel of its choice at its own expense (and such expenses shall not be considered Shared FTO Costs). Without limitation of the foregoing, if Seqirus finds it necessary or desirable to join Arcturus as a party to any such action, Arcturus shall execute all papers and perform such acts as shall be reasonably required. Seqirus shall keep Arcturus reasonably informed of all material developments in connection with any such claim, suit, or proceeding.

7.5 Product Trademarks.

7.5.1 Ownership and Prosecution of Product Trademarks. all right, title, and interest to the Product Trademarks worldwide, and shall be responsible for the registration, prosecution, and maintenance thereof. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by. shall provide all assistance and documents reasonably requested by in support of its prosecution, registration, and maintenance of the Product Trademarks.

7.5.2 Enforcement of Product Trademarks. shall have the sole right and responsibility for taking such action as, deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party worldwide. shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 7.5.2 (Enforcement of Product Trademarks) and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

7.5.3 Third Party Claims. shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks worldwide infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Vaccine

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Product worldwide. shall bear the costs and expenses relating to any defense commenced pursuant to this Section 7.5.3 (Third Party Claims) and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

7.5.4 Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks worldwide and of any actual or threatened claim that the use of the Product Trademarks worldwide violates the rights of any Third Party. Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 7.5 (Product Trademarks).

7.6 Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due such Party’s inventors under any applicable inventor remuneration laws.

ARTICLE 8
Quality, Pharmacovigilance And Safety

8.1 Quality. Within [***] from [***], the Parties shall enter into a quality agreement that shall set forth in detail the quality assurance arrangements and procedures with respect to the Research, Development, Manufacturing and supply of the Vaccine Products, reporting customer complaints, conducting timely investigations, recalls, logistics (including warehousing and shipping requirements) and testing requirements. Such quality agreement shall be incorporated herein as Schedule 8.1 by reference following execution by both Parties.

8.2 Pharmacovigilance. Within [***] after [***], the Parties shall enter into an agreement to initiate a process for the exchange of safety data relating to Vaccine Candidates and Vaccine Products (including any post-marketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the Vaccine Candidates or Vaccine Products and to meet reporting requirements with any applicable Regulatory Authority. Such pharmacovigilance agreement shall be incorporated herein as Schedule 8.2 by reference following execution by both Parties. .

8.3 Global Safety Database. The pharmacovigilance agreement under Section 8.2 (Pharmacovigilance) shall provide the terms and conditions under which the Parties will exchange safety-related data in order to comply with their respective pharmacovigilance responsibilities. with all information necessary or desirable for to comply with its pharmacovigilance responsibilities in the Territory, including, as applicable, any safety-related or adverse drug experiences, from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, and Clinical Studies with a Vaccine Candidate or Vaccine Product or the Arcturus Technology platform, reported anywhere in the world, in each case in the form and manner reasonably requested and further specified in the pharmacovigilance agreement. In addition, with respect to any Clinical Trial Applications/Investigational New Drug Applications or Drug Approval Applications that may be maintained by Arcturus or its partners, Arcturus with all information necessary or desirable for Arcturus to comply with its pharmacovigilance responsibilities, including, as applicable, any adverse drug experiences, from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, Clinical Studies, and commercial

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experiences, in each case to the extent in’ possession and control and in the form reasonably requested by Arcturus and further specified in the pharmacovigilance agreement..

ARTICLE 9
Confidentiality And Non-Disclosure

9.1 Product Information. Arcturus recognizes that by reason of, inter alia, Seqirus’ status as an exclusive licensee pursuant to the grants under Section 5.1 (Grants to Seqirus), Seqirus has an interest in Arcturus’ maintaining the confidentiality of certain information of Arcturus. Accordingly, during the Term, Arcturus shall, and shall direct its controlled Affiliates and its and their respective officers, directors, employees, and agents to, keep confidential, and not publish or otherwise disclose any Confidential Information Controlled by Arcturus or any of its Affiliates relating exclusively to (x) any Vaccine Candidate or Vaccine Product (for which Seqirus is an exclusive licensee under Section 5.1 (Grants to Seqirus)) for use in the Fields in the Territory, or (y) the Exploitation of any of the foregoing in the Field in the Territory (the “Product Information”); except to the extent (a) the Product Information is in the public domain through no fault of Arcturus, its Affiliates or any of its or their respective officers, directors, employees, or agents; (b) such disclosure is expressly permitted under Section 9.3 (Permitted Disclosures), or (c) such disclosure is otherwise expressly permitted by the terms of this Agreement. Solely for purposes of Section 9.3 (Permitted Disclosures), Seqirus shall be deemed to be the disclosing Party with respect to Product Information under Section 9.3 (Permitted Disclosures) and Arcturus shall be deemed to be the receiving Party with respect thereto. For further clarification, (i) without limiting this Section 9.1 (Product Information), to the extent Product Information is disclosed by Arcturus to Seqirus pursuant to this Agreement, such information shall, subject to the other terms and conditions of this ARTICLE 9 (Confidentiality And Non-Disclosure), also constitute Confidential Information of Arcturus with respect to the use and disclosure of such Information by Arcturus (and Arcturus shall be deemed to be the disclosing Party with respect to Product Information under Section 9.3 (Permitted Disclosures) and Seqirus shall be deemed to be the receiving Party with respect thereto), but (ii) the disclosure by Arcturus to Seqirus of Product Information shall not cause such information to cease to be subject to the provisions of this Section 9.1 (Product Information) with respect to the use and disclosure of such Confidential Information by Arcturus. In the event this Agreement is terminated in its entirety or with respect to a Terminated Field or Terminated Other Pathogen, this Section 9.1 (Product Information) shall have no continuing force or effect with respect to the use or disclosure of such information solely in connection with the Exploitation of the Vaccine Candidates or Vaccine Products in connection with such Terminated Field or Terminated Other Pathogen.

9.2 Confidentiality Obligations.

9.2.1 At all times during the Term and (x) with respect to any Confidential Information that is a trade secret under United States Law, for so long as such Confidential Information retains the status of a trade secret under United States Law and (y) for all other Confidential Information, for a period of [***] following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure

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or use is expressly permitted by the terms of this Agreement. Notwithstanding the foregoing, to the extent the receiving Party can be demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 9.2 (Confidentiality Obligations) with respect to any Confidential Information shall not include any information that:

(i) has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

(ii) has been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information; provided that the foregoing exception shall not apply with respect to Regulatory Documentation or Product Specific Know-How;

(iii) is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party;

(iv) that is generally made available to Third Parties by the disclosing Party without restriction on disclosure; or

(v) has been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information; provided that the foregoing exception shall not apply with respect to Regulatory Documentation or Product Specific Know-How.

9.2.2 Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

9.3 Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

9.3.1 in the reasonable opinion of the receiving Party’s outside legal counsel, required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental body of competent jurisdiction, (including by reason of filing with securities regulators, but subject to Section 9.5 (Public Announcements)); provided, that, unless prohibited by Applicable Law, the receiving Party shall first have given prompt written notice (and to the extent possible, at least [***] notice) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information (for example, quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such

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order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued). The receiving party will use its commercially reasonable efforts to cooperate with the disclosing party to obtain any relief, at the sole expense of the disclosing party. In the event that no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, the receiving Party shall furnish only that portion of Confidential Information which the receiving Party is advised by counsel is legally required to be disclosed;

9.3.2 made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval under, and in accordance with the terms of, this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with Applicable Law;

9.3.3 made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining, defending or enforcing a Patent under, and in accordance with the terms of, this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information, to the extent such protection is available;

9.3.4 made to its or its Affiliates’ financial and legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement; provided that the receiving Party shall remain responsible for any failure by such financial and legal advisors, to treat such Confidential Information as required under this Article;

9.3.5 made by Seqirus or its Affiliates or Sublicensees to its or their advisors, consultants, clinicians, vendors, service providers, contractors, existing or prospective collaboration partners, licensees, sublicensees, or other similar Third Parties as may be necessary or useful in connection with the performance of its obligations or exercise of its rights as contemplated by, and in accordance with the terms of, this Agreement; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 9 (Confidentiality And Non-Disclosure) (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] from the date of disclosure for advisors, consultants, clinicians, vendors, service providers, contractors and no termination period for trade secrets for so long as they maintain their treatment as trade secrets under Applicable Law); or

9.3.6 made by Arcturus or its Affiliates, to its or their advisors, consultants, clinicians, vendors, service providers, contractors existing or prospective collaboration partners, licensees, sublicensees or other Third Parties as may be, necessary or useful in performing its obligations or exercising its rights as contemplated by, and in accordance with the terms of, this Agreement; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information of

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Seqirus substantially similar to the obligations of confidentiality and non-use of Arcturus pursuant to this ARTICLE 9 (Confidentiality And Non-Disclosure) (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] from the date of disclosure and no termination period for trade secrets for so long as they maintain their treatment as trade secrets under United States Law).

9.4 Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 9.4 (Use of Name) shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law; provided, that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party at least [***] prior to the anticipated date of disclosure so as to provide a reasonable opportunity to comment thereon.

9.5 Public Announcements. Neither Party shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for the press release(s) in the form(s) attached hereto as Schedule 9.5. In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and if permitted under Applicable Law, not less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. The publishing Party will incorporate the other Party’s reasonable comments into its publication. Notwithstanding the foregoing, each Party and its and their respective Affiliates shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Vaccine Candidates and Vaccine Products in the Fields other than Confidential Information of the other Party. Nothing in this Section 9.5 shall prohibit a Party or its Affiliates from including any information in a public announcement, press release, or other public disclosure regarding this Agreement or its subject matter which has already been disclosed in a public announcement, press release, or other public disclosure made by a Party in compliance with this Section 9.5.

9.6 Publications. The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the Research or Development or Commercialization activities hereunder. Accordingly:

9.6.1 Without limiting any other obligations of Arcturus under this Agreement, Arcturus shall not publish, present, or otherwise disclose, and shall cause its Affiliates and Third Party Providers and its and their employees and agents not to disclose any Confidential Information of Seqirus without the prior written consent of Seqirus. Consequently, if Arcturus wishes to make a publication containing Confidential Information of Seqirus (which for purposes of this Section 9.6.1 shall include Product Information), it shall deliver to Seqirus a copy of the proposed written publication at [***] prior to its submission. Seqirus shall have the right (a) to propose modifications to the publication for patent reasons, trade secret reasons

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or business reasons and/or (b) to request a reasonable submission delay in order to protect patentable information. If Seqirus requests such a delay, Arcturus shall delay the submission to enable patent applications protecting Seqirus’ rights in such Information to be filed in accordance with ARTICLE 7. If Seqirus requests modifications to the publication, Arcturus shall edit such publication to prevent disclosure of trade secret or other proprietary business information of Seqirus prior to its submission; and

9.6.2 Without limiting any other obligations of Seqirus under this Agreement, Seqirus shall not publish, present, or otherwise disclose, and shall cause its Affiliates and Third Party Providers and its and their employees and agents not to disclose any Confidential Information of Arcturus without the prior written approval by Arcturus. Consequently, if Seqirus wishes to make a publication containing Confidential Information of Arcturus, it shall deliver to Arcturus a copy of the proposed written publication at least [***] prior to its submission. Arcturus shall have the right (a) to propose modifications to the publication for patent reasons or trade secret reasons, and/or (b) to request a reasonable submission delay in order to protect patentable information. If Arcturus requests such a delay, Seqirus shall delay the submission to enable patent applications protecting Arcturus’ rights in such Information to be filed in accordance with ARTICLE 7. If Arcturus requests modifications to the publication, Seqirus shall edit such publication to prevent disclosure of trade secret information of Arcturus prior to its submission.

9.7 Return of Confidential Information. Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information (in the event of termination of this Agreement with respect to one (1) or more Terminated Fields or Terminated Other Pathogens, but not in its entirety, solely to the extent relating specifically and exclusively to such Terminated Fields or Terminated Other Pathogens, as applicable) to which such first Party does not retain rights under the surviving provisions of this Agreement: (a) as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) as soon as reasonably practicable, deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, that the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder, as required by Applicable Law, or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.

9.8 Survival. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.2 (Confidentiality Obligations).

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ARTICLE 10
Representations, Warranties And Covenants

10.1 Mutual Representations and Warranties. Arcturus and Seqirus each represents and warrants to the other, as of the Execution Date, and covenants, as follows:

10.1.1 Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

10.1.2 Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

10.1.3 Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

10.1.4 No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

10.2 Additional Representations and Warranties of Arcturus. Subject to the disclosures set forth in disclosure schedules of Arcturus delivered with the execution of this Agreement, Arcturus further represents and warrants to Seqirus, as of the Execution Date, and covenants, as follows:

10.2.1 Existing Patents. All Arcturus Patents in the Fields existing as of the Execution Date are listed on Schedule 10.2.1 (the “Existing Patents”). All Existing Patents are, to the extent issued, subsisting and, to Arcturus’ Knowledge, are not invalid or unenforceable, in whole or in part.

10.2.2 [***]

10.2.3 The execution and delivery of this Agreement, the exercise of the Parties’ respective rights and the performance of the Parties’ respective obligations hereunder do not and will not conflict with, violate, breach, trigger payment

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obligations, or constitute a default under [***], any [***] or [***]. [***] is not an Affiliate of [***].

(i) Arcturus shall not [***].

(ii) Arcturus has made available to Seqirus all unredacted portions of the [***], [***], [***], [***], and [***] that relate to [***]. None of the Intellectual Property arising under this Agreement will be transferred, licensed or otherwise shared by Arcturus with any such Third Parties in a manner in conflict with the licenses granted under this Agreement.

(iii) As of the Execution Date, Arcturus has entered into the [***] and continues to be a party to [***], under which Arcturus, along with [***], shall continue to conduct the activities that are the subject of [***], as well as ongoing [***], [***] for [***], and related activities, and shall in each such case use [***] .

(iv) [***] .

10.2.4 Arcturus is (a) the sole and exclusive owner of the entire right, title and interest in the Existing Patents listed on Schedule 10.2.1, Part A (the “Owned Patents”) and (b) the sole and exclusive licensee of the Existing Patents listed on Schedule 10.2.1, Part B (the “In-Licensed Patents”), in each case ((a) and (b)) free of any encumbrance, lien, or, claim of ownership by any Third Party. Arcturus is entitled to grant the licenses specified herein. All the agreements related to the In-Licensed Patents are listed on Schedule 10.2.1, Part C (the “In-Licensed Agreements”). True, complete, and correct copies (which may be redacted) of the In-Licensed Agreements have been provided or made available to Seqirus prior to the Execution Date. As of the Effective Date, none of Arcturus, its Affiliates, and, to Arcturus’ Knowledge, any Third Party is in breach of any In-Licensed Agreement.

10.2.5 Arcturus has the right to use all Information and Patents Controlled by Arcturus and, to its Knowledge, all other Information and Patents necessary to conduct its activities under the Research Activities.

10.2.6 During the Term, neither Arcturus nor any of its Affiliates shall encumber or diminish the rights granted to Seqirus hereunder with respect to the Arcturus Patents.

10.2.7 True, complete, and correct copies of: (a) the file wrapper of non-published Existing Patents; (b) all Existing Regulatory Documentation requested by Seqirus; and (c) all material adverse information with respect to the safety and efficacy of the Vaccine Candidates known to Arcturus, in each case ((a) through (c)) have been provided or made available to Seqirus prior to the Execution Date.

10.2.8 In respect of the pending patent applications included in the Existing Patents, Arcturus and its Affiliates have presented all relevant references, documents, or information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office in accordance with Applicable Laws.

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10.2.9 The Existing Patents represent all Patents owned or controlled by Arcturus or its Affiliates (i) relating to the Vaccine Candidates or the Vaccine Products in the Fields, or (ii) otherwise necessary or useful for the activities contemplated by this Agreement, as of the Execution Date.

10.2.10 Arcturus and its Affiliates have generated, prepared, maintained, and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with GLP and GCP and Applicable Law, and all such information is true, complete and correct and what it purports to be.

10.2.11 Each officer, employee, agent, or consultant of Arcturus who has or has had any rights in or to any Existing Patents or any Arcturus Know-How, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Existing Patents and Arcturus Know-How to Arcturus. To Arcturus’ Knowledge, no current officer, employee, agent, or consultant of Arcturus or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other Intellectual Property or proprietary information of Arcturus or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Arcturus.

10.2.12 All works of authorship and all other materials subject to copyright protection included in Arcturus Know-How are original and were either created by employees of Arcturus or its Affiliates within the scope of their employment or are otherwise works made for hire, or all right, title, and interest in and to such materials have been legally assigned and transferred to Arcturus or such Affiliate, and all rights in all inventions and discoveries, made, developed, or conceived by any employee or independent contractor of Arcturus or any of its Affiliates during the course of their employment (or other retention) by Arcturus or such Affiliate, and relating to or included in Arcturus Know-How or that are the subject of one (1) or more Existing Patents have been or will be assigned in writing to Arcturus or such Affiliate.

10.2.13 The Arcturus Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the Knowledge of Arcturus, no breach of such confidentiality has been committed by any Third Party.

10.2.14 [***]

10.2.15 Neither Arcturus, nor any of its Affiliates or its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Vaccine Candidates or the Vaccine Products, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Vaccine Candidates or the Vaccine Products, or committed an act, made a statement, or failed to make a statement with respect to the Development of the Vaccine Candidates or the Vaccine Products that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory.

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10.2.16 Arcturus, its Affiliates and their respective contractors and consultants have conducted all Research and Development of the Vaccine Candidates or the Vaccine Products in the Fields that they have conducted prior to the Execution Date in accordance with Applicable Law, and to the extent required, in accordance with GLP and GCP. Arcturus has conducted, and has caused its contractors and consultants to conduct, any and all pre-clinical and Clinical Studies (if any) related to the Vaccine Candidates and Vaccine Products in the Fields in accordance with GLP and, with respect to Clinical Studies, GCP and Applicable Law. Arcturus and its Affiliates have employed Persons with appropriate education, knowledge and experience to conduct and to oversee the conduct of the pre-clinical and Clinical Studies with respect to the Vaccine Candidates and Vaccine Products.

10.2.17 Arcturus and, to Arcturus’s knowledge, its employees, agents, subcontractors or consultants performing hereunder, have not been, are not currently, or are not the subject of a proceeding that would reasonably be expected to lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual. If, during the Term, Arcturus, or any of its employees, agents, subcontractors or consultants performing hereunder, become or are the subject of a proceeding that would reasonably be expected to lead to a Person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, Arcturus shall promptly notify Seqirus, and, if such status will have, or would be deemed by a reasonable person knowledgeable in the industry to have, a material adverse impact on Seqirus’ interest in this Agreement, then Seqirus shall have the right to terminate this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

(i) A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.

(ii) A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

(iii) An “Excluded Individual” or “Excluded Entity” is (A) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (B) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(iv) A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

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10.3 Additional Representations and Warranties of Seqirus. Seqirus further represents and warrants to Arcturus, as of the Execution Date, and covenants, as follows:

10.3.2 Seqirus and, to Seqirus’ knowledge, none of its employees or agents performing hereunder, have not been, are not currently, or are not the subject of a proceeding that would reasonably be expected to lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual. If, during the Term, Seqirus, or any of its employees or agents performing hereunder, become or are the subject of a proceeding that would reasonably be expected to lead to a Person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, Seqirus shall promptly notify Arcturus. This provision shall survive termination or expiration of this Agreement.

10.3.3 The execution and delivery of this Agreement and the performance of the Parties’ respective obligations hereunder do not and will not conflict with, violate, breach or constitute a default under any contractual obligations of Seqirus or any of its Affiliates existing as of the Execution Date.

10.3.4 Seqirus has the right to use all Information and Patents necessary to conduct its activities under the Research Activities.

10.4 Covenants of Arcturus. Arcturus covenants as follows:

10.4.1 At such times as reasonably requested by Seqirus following the
Effective Date, Arcturus shall [***]

10.4.2 Except for Information that is in the public domain, neither Arcturus nor its Affiliates shall enter into any agreement that would divest from Arcturus or its Affiliates Control of Patents or, to Arcturus’ Knowledge at the time of divestiture, Information that is necessary to enable Seqirus (or its designees) to Exploit the Vaccine Candidates or the Vaccine Products in the Fields in the Territory as set forth in this Agreement.

10.4.3 During the Term, neither Arcturus nor any of its Affiliates shall encumber the Arcturus Patents in a manner that would have the effect of preventing Seqirus from exercising the rights and licenses granted in this Agreement.

10.4.4 During the Term, Arcturus shall not [***]

10.4.5 Arcturus shall perform its obligations, and use [***] to [***], under [***] in a diligent manner intended to facilitate [***] and shall keep Seqirus fully informed and updated with respect thereto, including by promptly notifying Seqirus of any reports or notices from [***] thereunder.

10.5 Covenants of the Parties. Each Party covenants as follows:

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10.5.1 No Obligation to Divest. Notwithstanding any other provision of this Agreement, in no event shall either Party be required to undertake or enter into any agreement, consent decree or other commitment requiring either Party to divest, lease, license, transfer, sell, dispose of, encumber (including through the granting of any license rights) or hold separate any businesses, product lines, or assets or to take any other action that would have an adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise), operating results, operations or prospects of either Party.

10.5.2 No Obligation To Litigate. Notwithstanding any other provision of this Agreement, and except as set forth in ARTICLE 7, in no event shall either Party be required to participate in any court claim or suit by any governmental entity or other Person commenced which questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith.

10.5.3 Directing Antitrust Strategy. Seqirus shall have the right to control and direct the process, strategy and determinations by which the Parties seek to avoid or eliminate impediments that may exist, arise or be asserted under any antitrust law in connection with this Agreement or the transactions contemplated hereunder; provided that Seqirus shall first consult with Arcturus prior to taking any related action and shall keep Arcturus apprised of the status of matters relating to antitrust law.

10.6 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.7 Covenant Prior to Effective Date. Each Party covenants to the other Party that, from the Execution Date through the Effective Date, such Party shall not willfully and knowingly take any action or omit to take any action if, as a result of such action or omission, any of the representations and warranties of such Party stated in this Article 10 would be untrue or inaccurate as of the Effective Date.

ARTICLE 11
Indemnity

11.1 Indemnification of Arcturus. Seqirus shall indemnify Arcturus, its Affiliates and its and their respective directors, officers, employees, and agents (the “Arcturus Indemnitees”) and defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) incurred by or rendered against the Arcturus Indemnitees arising from or occurring as a result of:

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(a) the breach by Seqirus of this Agreement; or

(b) the negligence or willful misconduct on the part of Seqirus or its Affiliates or their respective directors, officers, employees, and agents in performing its or their obligations under this Agreement; or

(c) [***];

except in the case of clauses (a), (b) and (c), for those Losses for which Arcturus, in whole or in part, has an obligation to indemnify Seqirus pursuant to Section 11.2 (Indemnification of Seqirus) hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.

11.2 Indemnification of Seqirus. Arcturus shall indemnify Seqirus, its Affiliates and its and their respective directors, officers, employees, and agents (the “Seqirus Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred by or rendered against the Seqirus Indemnitees arising from or occurring as a result of:

(a) the breach by Arcturus of this Agreement; or

(b) the negligence or willful misconduct on the part of Arcturus or its Affiliates or its or their respective directors, officers, employees, and agents in performing its obligations under this Agreement;

except, in the case of clauses (a) through (b) above for those Losses for which Seqirus, in whole or in part, has an obligation to indemnify Arcturus pursuant to Section 11.1 (Indemnification of Arcturus) hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

11.3 Notice of Claim. All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this ARTICLE 11, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.4 Control of Defense.

11.4.1 General. Subject to the provisions of Section 7.4 (Infringement Claims by Third Parties) and Section 7.5 (Product Trademarks), at its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the indemnifying Party’s receipt of an

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Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party which shall be reasonably acceptable to the Indemnified Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 11.4.2, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

11.4.2 Right to Participate in Defense. Without limiting Section 11.4.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof, and the assumption by the indemnifying Party of such expense, has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.4.1 (in which case the Indemnified Party shall control the defense), or (c) in the opinion of outside counsel to the Indemnified Party, the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

11.4.3 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s becoming subject to injunctive or other relief, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.4.1, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party

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Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the indemnifying Party, which consent shall not to be unreasonably withheld, conditioned or delayed. The indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

11.4.4 Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

11.4.5 Expenses. Except for [***], the reasonable and verifiable costs and expenses, including reasonable fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a [***] basis in [***] by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

11.5 Special, Indirect, and Other Losses. EXCEPT (A) FOR WILLFUL MISCONDUCT, (B) FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9 (CONFIDENTIALITY AND NON-DISCLOSURE), (C) AS PROVIDED UNDER SECTION 13.10 (EQUITABLE RELIEF), AND (D) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 11 (INDEMNITY), NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF THE VACCINE CANDIDATES OR VACCINE PRODUCTS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.6 Insurance. Each Party shall have and maintain such type and amounts of insurance covering its obligations under this Agreement and the Supply Agreement as is (a) normal and customary in the pharmaceutical industry generally for parties similarly situated and (b) otherwise required by Applicable Law.

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ARTICLE 12
Term And Termination

12.1 Term.

12.1.1 HSR and Other Governmental Filings. The Parties shall each, as soon as practicable after the Execution Date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act (the “HSR Filing”) or any similar applicable foreign law or regulation with respect to the transactions contemplated hereby; provided that the Parties shall each make the HSR Filing within [***] after the Execution Date and shall each file any notifications or filings required to be filed under similar applicable foreign laws and regulations as promptly as reasonably practicable. The Parties shall use their commercially reasonable efforts to respond promptly to any requests for additional information made by such agencies..

12.1.2 Term. Notwithstanding anything in this Agreement to the contrary, this Agreement (other than Sections 5.6.3 (), 10.7 (Covenant Prior to Effective Date) and 12.1.1 (HSR and Other Governmental Filings), this Section 12.1.2 (Term), and Section 12.3 (), which are binding and effective as of the Execution Date) shall not become effective until the expiration or earlier termination of the waiting period (or any extension thereof) under the HSR Act in the United States (the date of such expiration or earlier termination, the “Effective Date”), and upon the Effective Date the full Agreement and all its terms and provisions shall be automatically effective and binding on both Parties. If, on the [***] after the date of filing under the HSR Act the waiting period required thereunder has not expired, either Party shall have the right, on written notice to the other Party, to terminate this Agreement, and upon receipt of such notice by such other Party, this Agreement shall be null and void and have no further force and effect. For clarity, any nullification of this Agreement shall not have any effect on the Confidential Disclosure Agreement between the Parties or their Affiliates dated February 28, 2022 and amended on May 2, 2022, which shall continue to apply with respect to information exchanged between the Parties. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect on a Field-by-Field basis until the date of expiration of the last Payment Term for the last Vaccine Product in such Field (such period on a Field-by-Field basis, the “Field Term”, and through the date of the last Field Term, the “Term”).

12.1.3 Effect of Expiration. For clarity, references to the expiration of this Agreement, a Field Term, or the Term mean the expiration but not the early termination of, respectively, this Agreement, Field Term or the Term. Following the expiration of a Field Term, the grants in Section 5.1 (Grants to Seqirus) shall become fully-paid, royalty-free, perpetual and irrevocable with respect to such Field. [***] Notwithstanding the foregoing, the licenses granted in this Section 12.1.3 (Effect of Expiration) shall apply solely to Intellectual Property as it exists on the date of expiration of the Term. This Section 12.1.3 (Effect of Expiration) shall survive the expiration (but not termination) of this Agreement.

12.2 Termination for Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one (1) or

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more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”), which Default Notice shall contain a detailed description of the material breach. If the Breaching Party fails to cure such breach within [***] after receipt of the Default Notice, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party on a Field-by-Field basis, or on an Other Pathogen-by-Other Pathogen basis.

12.3 Termination . shall have the right, on written notice to within [***] of the public announcement of the, to terminate this Agreement, and upon receipt of such termination notice from, this Agreement shall be null and void and have no further force and effect (provided for clarity, that the Confidential Disclosure Agreement between the Parties or their Affiliates dated February 28, 2022 and amended on May 2, 2022 shall continue to apply with respect to information exchanged between the Parties).

12.4 Termination by Seqirus For Convenience. Seqirus may terminate this Agreement in its entirety, on a Field-by-Field basis, or on an Other Pathogen-by-Other Pathogen basis, for any or no reason, after the Effective Date, upon [***] prior written notice to Arcturus. Notwithstanding the foregoing, Seqirus may not terminate this Agreement in its entirety or with respect to the [***] Field pursuant to this Section 12.4 prior to the First Commercial Sale of a Vaccine Product (other than in the) in [***] or [***]; provided, however, that if prior to such date, then Seqirus may exercise such rights to terminate this Agreement in its entirety or with respect to the [***] Field pursuant to this Section 12.4 by providing notice of such termination prior to the date that is [***] after such. This Section 12.4 shall survive the termination of this Agreement pursuant to this Section 12.4.

12.5 Additional Termination Rights by Seqirus.

12.5.1 For Safety Reasons. Seqirus shall have the right, on a Vaccine Candidate/Vaccine Product-by-Vaccine Candidate/Vaccine Product basis, to terminate this Agreement at any time upon providing [***] prior written notice to Arcturus: [***]. Any dispute regarding the applicability of this Section 12.5.1 to any Vaccine Candidate or Vaccine Product shall be resolved pursuant to Section 13.6 (Dispute Resolution). Such notice shall set forth Seqirus’ analysis in reasonable detail supporting its judgment and its right to terminate this Agreement pursuant to this Section 12.5.1. The last three sentences of this Section 12.5.1 shall survive the termination of this Agreement pursuant to this Section 12.5.1.

12.5.2 For Clinical Data Nonviability. Seqirus may terminate this Agreement in its entirety, on a, if [***]. Any dispute regarding the applicability of this Section 12.5.2 to any Vaccine Candidate or Vaccine Product shall be resolved pursuant to Section 13.6 (Dispute Resolution). The last two sentences of this Section 12.5.2 shall survive the termination of this Agreement pursuant to this Section 12.5.2.

12.5.3 For Commercial Nonviability. Seqirus may terminate this Agreement in its entirety, on a, upon [***] prior written notice to Arcturus in the event that [***]. Any dispute regarding the applicability of this Section 12.5.3 to any Vaccine Candidate or Vaccine Product shall be resolved pursuant to Section 13.6 (Dispute Resolution). The last

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two sentences of this Section 12.5.3 shall survive the termination of this Agreement pursuant to this Section 12.5.3.

12.5.4 For Regulatory Debarment. Seqirus may terminate this Agreement in its entirety in accordance with Section 10.2.17 by giving Arcturus written notice of termination referring to Section 10.2.17; provided that such notice of termination shall only be valid if given within [***] of the date of Arcturus’ notice to Seqirus under Section 10.2.17.

12.6 Termination of an Other Pathogen.

12.6.1 If [***] publicly announces the development of a [***], then [***]shall have the right, on written notice to [***]within [***] of notice from [***]regarding such announcement or otherwise becoming aware of such public announcement, to terminate this Agreement with respect to [***].

12.6.2 Arcturus shall have the right to terminate this Agreement with respect to [***] pursuant to Section 3.1.3 (Diligence Obligations).

12.7 Termination for Insolvency. In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] of the filing thereof, or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

12.8 Rights in Bankruptcy.

12.8.1 Applicability of 11 U.S.C. § 365(n). All rights and licenses granted under or pursuant to this Agreement, including all rights and licenses to use improvements or enhancements developed during the Term, are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that the licensee of such Intellectual Property under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction. All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor. The Parties acknowledge and agree that the payments provided for under ARTICLE 6 and all other payments by Seqirus to Arcturus hereunder, other than royalty payments pursuant to Section 6.6, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. Nothing in this Agreement limits a Party’s rights under Section 365(n) of the Bankruptcy Code

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or any other analogous law. No Party by way of this Agreement is presently making an election under Section 365(n) of the Bankruptcy Code or any other analogous.

12.8.2 Rights of non-Debtor Party in Bankruptcy. In any bankruptcy case under the Bankruptcy Code or other comparable proceeding under any analogous law in any other country or jurisdiction by or against a Party (in any capacity, including as debtor-in-possession, and any successors or assigns, including any bankruptcy trustee or equivalent, a “debtor Party”), the debtor Party will perform this Agreement unless and until the debtor Party rejects this Agreement under Section 365 of the Bankruptcy Code or takes a comparable act under analogous law. In any such case or proceeding, (a) pending rejection of this Agreement under Section 365 of the Bankruptcy Code or comparable act under analogous law by the debtor Party or (b) upon such rejection or act by the debtor Party and the non-debtor Party thereafter electing to retain its rights under this Agreement pursuant to Section 365(n) of the Bankruptcy Code or other analogous law, the debtor Party shall provide the non-debtor Party, and the non-debtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property and all embodiments of such Intellectual Property, and the debtor Party hereby agrees to grant and hereby grants to the non-debtor Party and its Affiliates a right to access and to obtain possession of and to benefit from and, in the case of any chemical or biological material or other tangible item of which there is a fixed or limited quantity, to obtain a pro rata portion of, each of the following to the extent related to any Vaccine Candidate or Vaccine Product, or otherwise related to any right or license granted under or pursuant to this Agreement: (i) copies of pre-clinical and clinical research data and results; (ii) all of the following (to the extent that any of the following are so related): cell lines, antibodies, assays, reagents and other biological materials; (iii) samples or Vaccine Candidates and Vaccine Products; (iv) Arcturus Licensed IP (if Arcturus is the debtor Party), (v) laboratory notes and notebooks; (vi) Vaccine Candidates and Vaccine Products data or filings, and (vii) rights of reference in respect of filings for and Regulatory Approvals, all of which (inclusive of clauses (i) through (vii)) constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and (viii) all other embodiments of such intellectual property, whether any of the foregoing are in the debtor Party’s possession or control or in the possession and control of any Third Party but which the debtor Party has the right to access or benefit from and to make available to the non-debtor Party. The debtor Party will not interfere with the exercise by the non-debtor Party or its Affiliates of rights and licenses to Intellectual Property licensed hereunder and embodiments thereof in accordance with this Agreement and agrees to use Commercially Reasonable Efforts to assist the non-debtor Party and its Affiliates to obtain such Intellectual Property and embodiments thereof in the possession or control of Third Parties as reasonably necessary or useful for the non-debtor Party or its Affiliates or Sublicensees to exercise such rights and licenses in accordance with this Agreement.

12.9 Effects of Termination in Entirety. In the event of any termination of this Agreement in its entirety, except to the extent set forth in Section 12.14 (Accrued Rights; Surviving Obligations) (a) all rights and licenses granted by Arcturus hereunder shall immediately terminate; and (b) all rights and licenses granted by Seqirus hereunder shall immediately terminate.

12.10 Effects of Termination of Terminated Field.

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12.10.1 In the event of a termination of this Agreement with respect to a Field by Seqirus, “Field” shall automatically and immediately be deemed to exclude such Terminated Field. Upon effectiveness of the termination of this Agreement with respect to a Field, Seqirus shall immediately cease using Arcturus Licensed IP with respect to the Terminated Field, and cease Development and Commercialization of any Terminated Product, in the Terminated Field (except as expressly set forth in Section 12.14).

12.10.2 Upon termination of this Agreement with respect to a Field (whether through termination of this Agreement in its entirety or just with respect to the Field), by Arcturus under Section 12.2 or Seqirus under Sections 12.4, 12.5.1, 12.5.2, or 12.5.3, Seqirus shall pay for all Research costs or Development costs (other than those described in the provisions below) incurred by Arcturus or irrevocably committed to by Arcturus in accordance with any applicable Research Plan in the Terminated Field or with respect to the Terminated Product (in the case of a [***]), in each case prior to the date that the terminating Party notifies the other Party of its election to terminate this Agreement; provided, in addition with respect to a termination of [***], (a) [***] (to the extent [***]), (2) [***] (to the extent [***]) and (3) [***] either [***] or [***] to by [***] ([***]), in each case prior to the date the terminating Party notifies the other Party of its election to terminate this Agreement in its entirety or in the [***] Field. All such payments shall be promptly agreed between the Parties and made within [***] from receipt of invoice after election to terminate this Agreement.

12.11 Effects of Termination with respect to a Terminated Product or Terminated Other Pathogen. In the event of termination of this Agreement with respect to a Terminated Product or a Terminated Other Pathogen (but not in the case of any termination of this Agreement in its entirety), except to the extent set forth in Section 12.14 (Accrued Rights; Surviving Obligations) (a) all rights and licenses granted by Arcturus to Seqirus hereunder shall automatically be deemed to be amended to exclude, if applicable, the rights with respect to such Terminated Product or Terminated Other Pathogen, as applicable, and (b) all diligence and other obligations of Seqirus and all obligations Arcturus with respect to such Terminated Product or Terminated Other Pathogen, as applicable, shall cease. Upon effectiveness of the termination of this Agreement with respect to a Terminated Product or Terminated Other Pathogen, Seqirus shall immediately cease using Arcturus Licensed IP with respect to or in any Terminated Other Pathogen, and cease Development and Commercialization of any such Terminated Product.

12.12 Post-Termination Negotiations. Except if Seqirus terminates this Agreement in accordance with Section 12.2 (Termination for Material Breach), the Parties agree to negotiate in good faith for the grant of (a) a license to Arcturus to use any [***], in each case, as was incorporated into a Vaccine Candidate or Vaccine Product in the Fields as of the date of the termination, and any [***], and (b) access to any Regulatory Approvals and Regulatory Data existing at the time of such termination, as reasonably required for the sole purpose of developing, manufacturing and commercializing in the Terminated Field(s) a Vaccine Candidate or Vaccine Product that is in existence at the time of termination. Except if Arcturus terminates this Agreement in accordance with Section 12.2 (Termination for Material Breach), the Parties agree to negotiate in good faith for the grant of a non-exclusive license to Seqirus to use any [***] in the Terminated Fields. This Section 12.12 shall survive the termination of this Agreement in its entirety or with respect to a Terminated Field, except in the event of a termination by Seqirus in accordance with Section 12.2 (Termination for Material Breach).

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12.13 Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one (1) or more Fields or one (1) or more Vaccine Products) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

12.14 Accrued Rights; Surviving Obligations.

12.14.1 Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more Fields, one (1) or more Other Pathogens, or one (1) or more Vaccine Products) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration, including any rights of a Party under Section 3.6 (Research and Development Costs) and ARTICLE 6 (Payments and Records). Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. This Section 12.14.1 and ARTICLE 9 (Confidentiality and Non-Disclosure) shall survive the expiration or the termination of this Agreement for any reason. Without limiting the foregoing, the following Sections and Articles of this Agreement and the definitions of all defined terms used therein shall survive the expiration or the termination of this Agreement for any reason other than termination by Seqirus pursuant to Section 12.3 (Termination Upon Execution of Agreement to Effect Change of Control of Arcturus) indefinitely, or if a period is specified, for the period set forth below:

(i) The last sentence of Section 3.1.6 (Materials Transfer - disclaimer);

(ii) 3.6.1 (Responsibility for Costs Relating to Research and Development Activities in the [***] Field, [***] Field and [***] Field), with respect to costs reasonably incurred with respect to the winding down of activities conducted by Arcturus pursuant to this Agreement;

(iii) 3.6.2 (Responsibility for Funding Costs Relating to Research and Development Activities in the [***] Field), with respect to costs reasonably incurred with respect to the winding down of activities conducted by Arcturus pursuant to this Agreement;

(iv) 3.6.4 (FTE Costs) with respect to activities chargeable or otherwise to be accounted for under this Agreement;

(v) 5.3.4 [Non-survival of sublicenses granted under Section 5.1];

(vi) 5.4 (Retention of Rights);

(vii) 5.7.3 [***];

(viii) 5.9 (Collaboration Know-How; Contributed Background Know-How);

(ix) 7.1.1 (Ownership of Background Intellectual Property)

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(x) 7.1.2 (Ownership of Foreground IP), except for Section 7.1.2(ix) (Disclosure Obligation);

(xi) 7.6 (Inventor’s Remuneration);

(xii) ARTICLE 8 (Quality, Pharmacovigilance and Safety), during Seqirus’ sell-off period pursuant to Section 12.14.3 and for such additional time as required in connection with either Party’s legal and regulatory obligations;

(xiii) 11.1 (Indemnification of Arcturus);

(xiv) 11.2 (Indemnification of Seqirus);

(xv) 11.3 (Notice of Claim);

(xvi) 11.4 (Control of Defense);

(xvii) 11.5 (Special, Indirect, and Other Losses);

(xviii) 12.1.2 (Term);

(xix) 12.13 (Remedies);

(xx) 12.14.3 [Sell-off right];

(xxi) 12.14.4 [Patent prosecution transition]; and

(xxii) ARTICLE 13 (Miscellaneous), except for Sections 13.2 (Export Control), 13.12 (Further Assurances), and 13.15 (Non-Solicitation).

If this Agreement is terminated with respect to the Terminated Field, Terminated Product, or Terminated Other Pathogen, but not in its entirety, then following such termination, the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Field Terminated Product, or Terminated Other Pathogen, as applicable (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Field, Terminated Product, or Terminated Other Pathogen, as applicable, and be of no further force and effect (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the Terminated Field, Terminated Product, or Terminated Other Pathogen).

12.14.2 If Seqirus terminates this Agreement in accordance with Section 12.4 (Termination by Seqirus For Convenience) or if Arcturus terminates this Agreement in accordance with Section 12.2 (Termination for Material Breach), the obligations of Seqirus in Section 5.7 (Exclusive Dealing) to the extent then in effect shall continue for a period of [***] after the effective date of such termination. This Section 12.14.2 shall survive the termination of this Agreement Section 12.4 (Termination by Seqirus For Convenience) or if

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Arcturus terminates this Agreement in accordance with Section 12.2 (Termination for Material Breach).

12.14.3 Notwithstanding the termination of Seqirus’ licenses and other rights under this Agreement, Seqirus shall have the right for [***] after the effective date of such termination to sell or otherwise dispose of all Vaccine Candidates or Vaccine Products then in its inventory and any in-progress inventory, as though this Agreement had not terminated, and such sale or disposition shall not constitute infringement of Arcturus’ or its Affiliates’ Patent or other Intellectual Property or other proprietary rights. For purposes of clarity, Seqirus shall continue to make payments thereon as provided in ARTICLE 6 (as if this Agreement had not terminated with respect to such Field). Upon the expiration of such [***] sell-off period for any Terminated Product, Seqirus shall immediately stop selling or otherwise Exploiting such Terminated Product, and shall cause its Affiliates and its and their sublicensees and distributors to do the same.

12.14.4 Notwithstanding the foregoing, in the event of any termination of this Agreement, or any Field, Other Pathogen or Vaccine Product, the Parties shall in good faith discuss and conduct transition of relevant patent prosecution activities and rights to Arcturus, including all Patents in Arcturus Licensed IP that are owned solely or jointly by Arcturus that are primarily applicable to the Terminated Field, Terminated Pathogen or Terminated Other Product, as the case may be. Seqirus will cooperate with Arcturus and provide Arcturus with reasonable assistance and cooperation with the prosecution, maintenance, and enforcement activities with respect to such Arcturus patent rights and joint patent rights.

12.15 Additional Obligations for Terminated Products. In the event of any termination of this Agreement by Arcturus pursuant to this Article 12 or by Seqirus pursuant to Section 12.4 (Termination by Seqirus For Convenience) with respect to the Terminated Products (whether pursuant to termination of this Agreement in its entirety, or termination of a Field, Other Pathogen or Vaccine Product), the Parties shall negotiate in good faith the establishment of a transition and wind-down plan that will include a plan with respect to ongoing Clinical Studies, existing Regulatory Documentation and Regulatory Approvals pertaining to the Terminated Products, remaining quantities of the Terminated Products then in Seqirus’ possession or control, Product Trademarks that pertain to the Terminated Products, and any other Intellectual Property and Confidential Information that are necessary or are used as of the effective date of such termination to Exploit the Terminated Products. Except if this Agreement is terminated by Arcturus pursuant to Section 12.2 (Termination for Material Breach), and excluding [***] [***]. This Section 12.15 shall survive the termination of this Agreement pursuant to Section 12.4 (Termination by Seqirus For Convenience) or if Arcturus terminates this Agreement in accordance with Section 12.2 (Termination for Material Breach); provided that Seqirus’ obligation to pay Arcturus’ reasonable out of pocket wind down costs shall survive the termination of this Agreement for any reason.

ARTICLE 13
Miscellaneous

13.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in

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fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). For clarity, Seqirus operates a pandemic preparedness business and the occurrence of a pandemic may result in a court order or a contractual obligation with a governmental authority to mobilize its resources and as such will be considered a force majeure event to the extent that such mobilization of resources results in an inability to perform obligations under this Agreement. The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

13.2 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

13.3 Assignment.

13.3.1 Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, that (i) Seqirus may make such an assignment without Arcturus’s consent to its Affiliate or in connection with the disposition of all or substantially all of the assets to which this Agreement relates and (ii) Arcturus may make such an assign without Seqirus’ consent to an entity that acquires all or substantially all of its assets or business. Any attempted assignment or delegation in violation of this Section 13.3 (Assignment) shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Arcturus or Seqirus, as the case may be. The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. Without limiting the foregoing, the grant of rights set forth in this Agreement shall be binding upon any successor or permitted assignee of Arcturus, and the obligations of Seqirus, including the payment obligations, shall run in favor of any such successor or permitted assignee of Arcturus’ benefits under this Agreement.

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13.4 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

13.5 Governing Law. This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.6 Dispute Resolution. Except for disputes resolved by the procedures set forth in Section 2.2.3 (Dispute Resolution), Section 6.16 (Audit Dispute) or Section 13.10 (Equitable Relief), if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 13.6 (Dispute Resolution).

13.6.1 General. Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within [***] (or such other period of time as mutually agreed by the Senior Officers) after such issue was first referred to them, then, either Party may, by written notice to the other Party, elect to initiate an arbitration proceeding pursuant to the procedures set forth in Section 13.6.2 for purposes of having the matter settled.

13.6.2 ICC Arbitration. Subject to Section 13.6.1, any dispute arising out of this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect at the time of submitting for arbitration, which rules are deemed to be incorporated by reference in this clause. The arbitration tribunal shall consist of three arbitrators who are experienced in the biopharmaceutical industry. Each Party shall designate one arbitrator and the third arbitrator, who shall serve as chair of the arbitration tribunal, shall be designated by the two party-appointed arbitrators in consultation with the Parties. The seat of arbitration shall be New York, New York, and the arbitration proceedings shall be held in English. The award of the arbitration tribunal shall be final and

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judgment upon such an award may be entered in any competent court or application may be made to any competent court for juridical acceptance of such an award and order of enforcement. The costs of the Tribunal shall be paid by the non-prevailing Party. Neither Party or its Affiliates nor any arbitrator may disclose the existence, content, or results of any arbitration under this Agreement without the prior written consent of the applicable parties, unless and only to the extent such disclosure is necessary to confirm, vacate or enforce the award or is otherwise required by Applicable Law. The arbitration tribunal shall not have the power to grant any award or remedy other than such awards or remedies that are available under the governing law set forth in Section 13.5 (Governing Law).

13.6.3 Adverse Ruling. Any determination pursuant to this Section 13.6 (Dispute Resolution) that a Party is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

13.6.4 Interim Relief and Tolling. Notwithstanding anything herein to the contrary, nothing in this Section 13.6 (Dispute Resolution) shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.

13.7 Notices.

13.7.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable international overnight courier (with delivery tracking provided, signature required and delivery prepaid), or by electronic mail upon successful transmission so long as the recipient personally (i.e., not by automated machine response) confirms receipt, in each case, to the address specified in Section 13.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.7.1. A copy, which does not constitute notice, may be sent by email.

13.7.2 Address for Notice.

If to Seqirus, to:

[***]

If to Arcturus, to:

[***]

Attention: [***]

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with a copy (which shall not constitute notice) to:

[***]

13.8 Entire Agreement; Amendments. This Agreement, the Supply Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including that certain Confidential Disclosure Agreement between the Parties or their respective Affiliates dated February 28, 2022 and amended on May 2, 2022). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.9 English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.10 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Section 5.7 (Exclusive Dealing), ARTICLE 7 (Intellectual Property) and ARTICLE 9 (Confidentiality And Non-Disclosure) are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to obtain or to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Nothing in this Section 13.10 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

13.11 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do

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not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

13.12 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.13 Relationship of the Parties. It is expressly agreed that Arcturus, on the one hand, and Seqirus, on the other hand, shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture, or agency. Neither Arcturus, on the one hand, nor Seqirus, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

13.14 Performance by Affiliates. Seqirus may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such Seqirus’ Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of Seqirus and, subject to an assignment to such Affiliate pursuant to Section 13.3 (Assignment), Seqirus shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

13.15 Non-Solicitation. During the Term, each Party agrees that it will not, directly or indirectly, induce or solicit any employee of the other Party to terminate his or her employment with such Party; provided, however, that each Party will not be prohibited from discussing employment with any such individual (i) whose employment was terminated by a Party prior to such discussions, (ii) who responds to a general solicitation of employment not targeted specifically at any employees of a Party, (iii) who contacts a Party independently without any solicitation by or on behalf of such Party, and (iv) who has left their employment with a Party prior to any solicitation by or on behalf of a Party.

13.16 Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

13.17 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently

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amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

13.18 Schedules. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

13.19 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

[SIGNATURE PAGE FOLLOWS.]

80

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Execution Date.

ARCTURUS THERAPEUTICS, INC.	SEQIRUS, INC.
By: Name: Joseph E. Payne Title: Presidnet and CEO	By: Name: Dave Sehgal Title: President
SEQIRUS, INC.
By: Name: Melissa Puryear Title: Secretary

[Signature Page to Collaboration and License Agreement]
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Schedule 1.30
Arcturus Technology (Partial Listing)

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US_ACTIVE\122023978\V-5 US_ACTIVE\122023978\V-6	82

Schedule 1.55
Corporate Names

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US_ACTIVE\122023978\V-6	83

Schedule 1.85
FTE Rates

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US_ACTIVE\122023978\V-6	84

Schedule 1.127
Pandemic Preparedness Field

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US_ACTIVE\122023978\V-6	85

Schedule 3.1.1
Research Plans

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Schedule 13.6.2-86

US_ACTIVE\122023978\V-5

US_ACTIVE\122023978\V-6

Schedule 3.1.3
Specific Diligence Milestones for

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Schedule 3.2.1

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Schedule 4.5

STARR and LUNAR Trademarks

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US_ACTIVE\122023978\V-6	89

Schedule 4.9
Principal Terms of Supply Agreement

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Schedule 4.10

Manufacturing Technology Transfer Plan

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Schedule 5.8.2

Gatekeeping Procedure (Substitution of Other Pathogen)

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Schedule 6.5
Calculation of Shared Net Profits

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Schedule 8.1
Quality Agreement

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Schedule 8.2
Pharmacovigilance Agreement

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Schedule 9.5
Form of Press Releases

(A) Arcturus Press Release

Arcturus Announces Collaboration with CSL to Develop and Commercialize Self-amplifying mRNA Vaccines

• Arcturus to receive upfront payment of $200 million and more than $4 billion in potential development and commercial milestones

• 40% profit sharing for COVID-19 vaccines, up to double digit royalties for influenza, pandemic preparedness and three additional respiratory infectious disease vaccines

• Combines Arcturus’ self-amplifying mRNA vaccine technologies with CSL’s world-leading capabilities as a commercial scale manufacturer and global distributor of influenza and pandemic vaccines

San Diego, Calif, November 1, 2022 – Arcturus Therapeutics Holdings Inc. (the “Company”, “Arcturus”, Nasdaq: ARCT), a leading clinical-stage messenger RNA medicines company focused on the development of infectious disease vaccines and significant opportunities within liver and respiratory rare diseases, today announced a strategic collaboration with CSL Seqirus, a global vaccine leader, for the research, development, manufacture, and global commercialization of vaccines. CSL Seqirus’ vaccine portfolio includes the world’s second largest influenza vaccine franchise. CSL Seqirus is part of CSL Limited (ASX:CSL; USOTC:CSLLY).

Under the terms of the agreement, Arcturus will provide CSL Seqirus with a license to their self-amplifying mRNA technology to support the research, development, manufacture, and commercialization of vaccines for SARS-CoV-2 (COVID-19), influenza, pandemic preparedness, as well as three other globally prevalent respiratory infectious diseases.

The collaboration combines CSL Seqirus’ established global vaccine commercial and manufacturing infrastructure with Arcturus’ manufacturing expertise and innovative STARR™ self-amplifying mRNA vaccine and LUNAR® delivery platform technologies. Arcturus will bring its mRNA design and modification expertise, LUNAR® lipid nanoparticle (LNP) technology and manufacturing know-how, which has enabled the Company’s low dose, lyophilized and durable self-amplifying mRNA vaccines against COVID-19. Previously reported clinical results from ongoing ARCT-154 studies have demonstrated a favorable efficacy and safety profile with sustained neutralizing antibodies against COVID-19, including recent variants of concern.

“We are excited to embark on this collaboration with CSL Seqirus, a respected world leader in the development, manufacture and commercialization of vaccines,” said Joseph Payne, President and CEO of Arcturus Therapeutics. “We look forward to a long and fruitful partnership as we work together to develop next generation self-amplifying mRNA vaccines to protect against the most prevalent infectious diseases.”

Summary of Deal Terms and Financial Considerations

Under the terms of the agreement, Arcturus will provide CSL Seqirus with a license to its STARR™ self-amplifying mRNA technology, LUNAR® lipid-mediated delivery, along with

mRNA drug substance and drug product manufacturing expertise. CSL Seqirus will lead development and commercialization of vaccines under the collaboration. The collaboration plans to advance vaccines against SARS-CoV-2 (COVID-19), influenza, pandemic preparedness as well as three other globally prevalent respiratory infectious diseases.

Arcturus will receive $200 million upfront and is eligible to receive over $1.3 billion in development milestones and over $3 billion in commercial milestones. In addition, the Company is eligible to receive a 40% net profit share for COVID-19 vaccine products and up to double-digit royalties for vaccines against flu, pandemic preparedness and three other respiratory pathogens.

J.P. Morgan Securities LLC acted as financial advisor to Arcturus on the transaction.

About Arcturus Therapeutics

Founded in 2013 and based in San Diego, California, Arcturus Therapeutics Holdings Inc. (Nasdaq: ARCT) is a global, late-stage clinical mRNA medicines and vaccines company with enabling technologies: (i) LUNAR® lipid-mediated delivery, (ii) STARR™ mRNA Technology (samRNA) and (iii) mRNA drug substance along with drug product manufacturing expertise. Arcturus’ diverse pipeline of RNA therapeutic and vaccine candidates includes mRNA vaccine programs for SARS-CoV-2 (COVID-19) and Influenza, and other programs to potentially treat ornithine transcarbamylase (OTC) deficiency, and cystic fibrosis, along with partnered programs including glycogen storage disease type III, and hepatitis B virus. Arcturus’ versatile RNA therapeutics platforms can be applied toward multiple types of nucleic acid medicines including messenger RNA, small interfering RNA, replicon RNA, antisense RNA, microRNA, DNA, and gene editing therapeutics. Arcturus’ technologies are covered by its extensive patent portfolio (patents and patent applications issued in the U.S., Europe, Japan, China and other countries). Arcturus’ commitment to the development of novel RNA therapeutics has led to collaborations including, amongst others, Janssen Pharmaceuticals, Inc., part of the Janssen Pharmaceutical Companies of Johnson & Johnson, Ultragenyx Pharmaceutical, Inc., and the Cystic Fibrosis Foundation. more information visit www.ArcturusRx.com. In addition, please connect with us on Twitter and LinkedIn.

About CSL

CSL (ASX:CSL; USOTC:CSLLY) is a leading global biotechnology company with a dynamic portfolio of lifesaving medicines, including those that treat haemophilia and immune deficiencies, vaccines to prevent influenza, and therapies in iron deficiency, dialysis and nephrology. Since our start in 1916, we have been driven by our promise to save lives using the latest technologies. Today, CSL – including our three businesses, CSL Behring, CSL Seqirus and CSL Vifor – provides lifesaving products to patients in more than 100 countries and employs 30,000 people. Our unique combination of commercial strength, R&D focus and operational excellence enables us to identify, develop and deliver innovations so our patients can live life to the fullest. For inspiring stories about the promise of biotechnology, visit CSLBehring.com/Vita and follow us on Twitter.com/CSL. For more information about CSL, visit www.CSL.com.

About CSL Seqirus

CSL Seqirus is part of CSL Limited (ASX: CSL). As one of the largest influenza vaccine providers in the world, CSL Seqirus is a major contributor to the prevention of influenza globally and a transcontinental partner in pandemic preparedness. With state-of-the-art production facilities in the U.S., the U.K. and Australia, and leading R&D capabilities, CSL Seqirus utilizes egg, cell and adjuvant technologies to offer a broad portfolio of differentiated influenza vaccines in more than 20 countries around the world. For more information about CSL Seqirus, visit www.seqirus.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, are forward-looking statements, including those regarding strategy, the expectations for or likelihood of success of the collaboration with CSL Sequirus or any collaborations, the likelihood of success of the Company’s efforts to design and develop a vaccine against COVID, influenza or any other infectious disease, the strength or potential of the Company’s platform, the future activities under and effectiveness of the collaboration, and the impact of general business and economic conditions. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, including those discussed under the heading "Risk Factors" in Arcturus’ most recent Annual Report on Form 10-K, and in subsequent filings with, or submissions to, the SEC, which are available on the SEC’s website at www.sec.gov. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Trademark Acknowledgements

The Arcturus logo and other trademarks of Arcturus appearing in this announcement, including LUNAR® and STARR™, are the property of Arcturus. All other trademarks, services marks, and trade names in this announcement are the property of their respective owners.

IR and Media Contacts

Arcturus Therapeutics

IR@ArcturusRx.com

Kendall Investor Relations

Carlo Tanzi, Ph.D.

(617) 914-0008

ctanzi@kendallir.com

(B) Seqirus Press Release (ASX)

CSL Enters Licensing Agreement with Arcturus Therapeutics for Next Generation mRNA Vaccine Technology

CSL Limited (ASX:CSL; USOTC:CSLLY) today announces that its subsidiary, CSL Seqirus, has entered into a collaboration and license agreement with Arcturus Therapeutics Holdings Inc (“Arcturus Therapeutics”) to access their late stage self-amplifying mRNA vaccine platform technology.

Arcturus Therapeutics (NASDAQ: ARCT) is currently developing next generation mRNA vaccines, including a COVID-19 vaccine candidate that recently reported results from a large Phase III vaccine efficacy study, meeting its primary and secondary endpoints of prevention of infection and severe disease with a favourable safety and tolerability profile.

“This collaboration is an exciting opportunity to complement CSL’s own next generation mRNA program with a partner who developed a platform to deliver late stage clinical supplies at scale. These combined capabilities will accelerate our journey in mRNA,” said CSL Chief Operating Officer Paul McKenzie.

Steve Marlow, CSL Seqirus General Manager, added “Importantly, it is another step towards our long-term aim to advance public health by developing and commercialising enhanced vaccines for influenza and multi-pathogen pandemic preparedness. The collaboration also provides a pathway to offer a COVID-19 booster, providing another differentiated option to healthcare providers and governments around the world.”

Under the agreement, CSL will have the exclusive licence to Arcturus’ next generation mRNA technology in the fields of influenza, COVID-19, and other respiratory viral diseases, and a non-exclusive license in the multi-pathogen pandemic preparedness field with the right to turn exclusive. Arcturus will receive an upfront payment of US$200 million and will be eligible to receive further payments dependent upon the achievement of certain development and commercial milestones along with royalties/profit sharing on future product sales.

CSL’s Head of R&D and Chief Medical Officer, Dr Bill Mezzanotte said “This collaboration on next generation mRNA is another example of CSL’s relentless pursuit of disruptive innovation when public health and patients can benefit. We look forward to working with Arcturus to shape the future therapeutic landscape of influenza vaccines and also using this exciting scientific and strategic platform to develop and commercialize vaccines for other seasonal and pandemic respiratory viruses with high unmet need.”

The transaction is subject to customary regulatory clearances before closing.

Authorised for lodgement by:

Fiona Mead
Company Secretary

For further information, please contact:

Investors: Media:

Bernard Ronchi Jimmy Baker

Investor Relations CSL Financial Communications

P: +613 9389 3470 P: +61 450 909 211

E: bernard.ronchi@csl.com.au E: jimmy.baker@csl.com.au

Seqirus Press Release (NASDAQ)

CSL Enters Licensing Agreement with Arcturus Therapeutics for Next Generation mRNA Vaccine Technology

King of Prussia, PA – [Date] – CSL Limited (ASX:CSL; USOTC:CSLLY) today announces that its subsidiary, CSL Seqirus, has entered into a collaboration and license agreement with Arcturus Therapeutics Holdings Inc (“Arcturus Therapeutics”) to access their late stage self-amplifying mRNA (sa-mRNA) vaccine platform technology.

Arcturus Therapeutics (NASDAQ: ARCT) is currently developing next generation mRNA vaccines. It has developed a COVID-19 vaccine candidate and has recently reported results from a large Phase III vaccine efficacy study, meeting its primary and secondary endpoints of prevention of infection and severe disease with a favorable safety and tolerability profile.

“This collaboration is an exciting opportunity to complement CSL’s own next generation mRNA program with a partner who developed a platform to deliver late stage clinical supplies at scale. These combined capabilities will accelerate our journey in mRNA,” said CSL Chief Operating Officer Paul McKenzie.

Steve Marlow, CSL Seqirus General Manager, added “Importantly, it is another step towards our long-term aim to advance public health by developing and commercializing enhanced vaccines for influenza and multi-pathogen pandemic preparedness. The collaboration also provides a pathway to offer a COVID-19 booster, providing another differentiated option to healthcare providers and governments around the world.”

CSL Seqirus is a global leader in influenza prevention and has a longstanding heritage in influenza vaccines. This along with CSL R&D’s established capabilities in vaccine research and clinical development, positions CSL well to make strategic investments in both the development of the company’s existing platforms and in longer-term, high opportunity development activities.

CSL Seqirus produces influenza vaccines across its global manufacturing network, which includes facilities in the U.S., U.K. and Australia. CSL also continues to grow its R&D footprint and is investing in a new facility located in Waltham, Mass. that will support the company’s R&D portfolio, with a focus on the sa-mRNA technology platform. This facility will serve as an R&D center for current and future vaccine design, and collaborations with stakeholders from across industry and academia.

CSL’s Head of R&D and Chief Medical Officer, Dr Bill Mezzanotte said, “This collaboration on next generation mRNA is another example of CSL’s relentless pursuit of disruptive innovation when public health and patients can benefit. We look forward to working closely with Arcturus to shape the future therapeutic landscape of influenza vaccines and also using this exciting scientific and strategic platform to develop and commercialize vaccines for other seasonal and pandemic respiratory viruses with high unmet need.”

About COVID-19

COVID-19 is a disease caused by a virus named SARS-CoV-2 and is highly contagious. COVID-19 may cause respiratory symptoms – ranging from mild symptoms to life threatening severe illness. Symptoms may appear 2-14 days after exposure to the virus. During the COVID-19 pandemic, there have been over 95 million confirmed cases of the disease and over 1 million deaths in the United States. The Centers for Disease Control and Prevention (CDC) recommend COVID-19 vaccination for everyone ages 6 months and older in the United States for the prevention of COVID-19. It is recommended to stay up-to-date on COVID-19 vaccination by completing a primary series vaccination and receiving the most recent booster dose recommended for them by the CDC.

About Seasonal Influenza

Influenza is a common, contagious seasonal respiratory disease that may cause severe illness and life-threatening complications in some people. Influenza can lead to clinical symptoms varying from mild to moderate respiratory illness to severe complications, hospitalization and in some cases, death. Because transmission of influenza viruses to others may occur one day before symptoms develop and up to 5 to 7 days after becoming sick, the disease can be easily transmitted to others. Estimates from the CDC report that during the 2019/20 influenza season, there were an estimated 405,000 influenza-related hospitalizations in the U.S. The CDC recommends annual vaccination for individuals aged 6 months and older, who do not have any contraindications. Since it takes about two weeks after vaccination for antibodies to develop in the body that help protect against influenza virus infection, it is recommended that people get vaccinated before influenza begins spreading in their community. The CDC recommends that people get vaccinated by the end of October.

About Pandemic Influenza
Pandemic influenza, is a contagious airborne respiratory disease which is unpredictable in timing and severity. The risk of influenza-associated morbidity and mortality is greater with pandemic influenza than with seasonal influenza because there is likely to be little or no pre-existing immunity to the virus in the human population. Four influenza pandemics have occurred over the past century, with the 1918 pandemic being the most severe in recent history, estimated to have killed up to 50 million people worldwide. According to the CDC, a novel influenza A virus such as the highly pathogenic avian A(H5N1) strain can cause severe disease and have a high mortality rate. If the influenza A(H5N1) virus were to change and become easily transmissible from person to person while retaining its capacity to cause severe disease, the consequences for public health could be severe.

About CSL

CSL (ASX:CSL; USOTC:CSLLY) is a leading global biotechnology company with a dynamic portfolio of lifesaving medicines, including those that treat hemophilia and immune deficiencies, vaccines to prevent influenza, and therapies in iron deficiency, dialysis and nephrology. Since our start in 1916, we have been driven by our promise to save lives using the latest technologies. Today, CSL – including our three businesses, CSL Behring, CSL Seqirus and CSL Vifor – provides lifesaving products to patients in more than 100 countries and employs 30,000 people. Our unique combination of commercial strength, R&D focus and operational excellence enables us to identify, develop and deliver innovations so our patients can live life to the fullest. For inspiring stories about the promise of biotechnology, visit CSLBehring.com/Vita and follow us on Twitter.com/CSL.

For more information about CSL, visit www.CSL.com.

About CSL Seqirus

CSL Seqirus is part of CSL Limited (ASX: CSL). As one of the largest influenza vaccine providers in the world, CSL Seqirus is a major contributor to the prevention of influenza globally and a transcontinental partner in pandemic preparedness. With state-of-the-art production facilities in the U.S., the U.K. and Australia, and leading R&D capabilities, CSL Seqirus utilizes egg, cell and adjuvant technologies to offer a broad portfolio of differentiated influenza vaccines in more than 20 countries around the world. For more information about CSL Seqirus, visit www.seqirus.com.

# # #

Media Contact

CSL R&D Communications

Greg Healy

Mobile: +1 610 906 4564

Email: Greg.Healy@cslbehring.com

CSL Seqirus Communications

Polina Miklush

Mobile: +1 908 608 7170

Email: Polina.Miklush@seqirus.com

CSL Financial Communications

Jimmy Baker

Mobile: +61 450 909 211

Email: Jimmy.Baker@csl.com.au

Schedule 10.2.1

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